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                                                                       Exhibit 1


                                MERGER AGREEMENT


         Agreement entered into as of January 28, 2002, by and among I-trax, Inc., a Delaware corporation ("I-TRAX"), WC Acquisition, Inc., an Illinois corporation and a wholly owned subsidiary of I-trax ("ACQUISITION"), WellComm Group, Inc., an Illinois corporation ("WELLCOMM"), and each of John Blazek and Carol Rehtmeyer (each a "WELLCOMM PRINCIPAL" and collectively the "WELLCOMM PRINCIPALS"). Each of I-trax, Acquisition, WellComm and WellComm Principals are referred to herein individually as a "PARTY" and collectively as the "PARTIES."

         This Agreement contemplates a two-step reorganization transaction. The initial step of the reorganization transaction shall involve a merger of Acquisition with and into WellComm, in which merger WellComm shall continue as a surviving corporation. The second step of the reorganization transaction shall involve a statutory merger of WellComm with and into I-trax, in which merger I-trax shall continue as a surviving corporation. The Parties intend to complete the initial step and the second step of the reorganization as part of an integrated plan, such that the two steps will constitute a single transaction as described in Rev. Rul. 2001-46, 2001-42 Internal Revenue Bulletin 321 (Sep. 24,
2001), and be treated as a tax-free reorganization pursuant to Section 368 of the Internal Revenue Code of 1986, as amended (the "CODE").

         Now, therefore, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties and covenants herein contained, the Parties agree as follows:

         1. DEFINITIONS.

         "ACQUISITION" has the meaning set forth in the preface above.

         "ADDITIONAL CONTINGENT MERGER CONSIDERATION" has the meaning set forth in Section 2(l) below.

         "ADVERSE CONSEQUENCES" means all actions, suits, proceedings, hearings, investigations, charges, complaints, claims, demands, injunctions, judgments, orders, decrees, rulings, damages, dues, penalties, fines, costs, amounts paid in settlement, Liabilities, obligations, Taxes, liens, losses, expenses, and fees, including court costs and reasonable attorneys' fees and expenses.

         "AFFILIATE" has the meaning set forth in Rule 12b-2 of the regulations promulgated under the Exchange Act.

         "AFFILIATED GROUP" means any affiliated group within the meaning of Code Section 1504(a) or any similar group defined under a similar provision of state, local or foreign law.

         "ARTICLES OF MERGER" has the meaning set forth in Section 2(d) below.

         "AUTHORITY" means any federal, state, local or foreign, court, governmental bureau, commission, board, agency or instrumentality.

         "BASIS" means any past or present fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction that forms or could form the basis for any specified consequence.

         "BONUS LIABILITY" means the $30,000 cash bonus to be paid to Carol Rehtmeyer and the $30,000 cash bonus to be paid to L. Jane Ludwig at the Closing.

         "CALCULATION PERIOD" has the meaning specified in Section 2(l) below.

         "CASH" means, at a specific date, cash and cash equivalents (including marketable securities and short term investments) at such date calculated in accordance with GAAP applied on a basis consistent with the preparation of the Financial Statements.


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         "CASH CONSIDERATION" has the meaning set forth in Section 2(b) below.

         "CERTIFICATE OF MERGER" has the meaning set forth in Section 2(k) below.

         "CLOSING" has the meaning set forth in Section 2(c) below.

         "CLOSING BALANCE SHEET" has the meaning set forth in Section 2(h)(ii) below.

         "CLOSING CONDITIONS IMMATERIAL AMOUNT" means One Hundred Thousand Dollars ($100,000).

         "CLOSING DATE" has the meaning set forth in Section 2(c) below.

         "CLOSING PRICE" with respect to any Trading Date means, (i) if the principal trading market of the I-trax Shares is a national securities exchange or the Nasdaq National Market or the Nasdaq SmallCap Market, the last reported sale price thereof on such Trading Date, or (ii) if the I-trax Shares are not principally traded on such an exchange or market, the last reported sale price thereof on OTC Bulletin Board, or if no sales occur, the mean between the last reported highest "bid" and lowest "asked" prices thereof on such date, as reported by the OTC Bulletin Board.

         "CODE" has the meaning set forth in the preface above.

         "COMMON STOCK" has the meaning set forth in Section 3(c)(i) below.

         "COMPANY GROUP" has the meaning set forth in Section 3(r) below.

         "CONFIDENTIAL INFORMATION" means any information concerning the businesses and affairs of a Party that is not already generally available to the public.

         "CONTROLLED GROUP" means a controlled group within the meaning of Sections 414(b), (c), (m) and (o) of the Code.

         "CURRENT ASSETS" means, at a specific date, the current assets, including Cash, of WellComm at such date, determined in accordance with GAAP applied on a basis consistent with the preparation of the Financial Statements.

         "CURRENT LIABILITIES" means, at a specific date, the current liabilities, of WellComm at such date, determined in accordance with GAAP applied on a basis consistent with the preparation of the Financial Statements.

         "DELAWARE GENERAL CORPORATION LAW" means the General Corporation Law of the State of Delaware, as amended.

         "DESIGNATED CUSTOMER REVENUES" has the meaning set forth in Section 2(l) below.

         "DISCLOSURE SCHEDULE" has the meaning set forth in Section 3 below.

         "DISSENTING SHARE" means any WellComm Share (a) outstanding immediately prior to the Effective Time and held by a holder who has not voted in favor of the Merger or consented thereto in writing, and (b) for which any holder who or which prior to the Closing Date has exercised, or after the Closing Date does exercise, his or its dissenters' rights under the Illinois Business Corporation Act.

         "DRAFT CLOSING BALANCE SHEET" has the meaning set forth in Section 2(h)(i) below.

         "EFFECTIVE TIME" has the meaning set forth in Section 2(e) below.

         "EMPLOYEE PENSION BENEFIT PLAN" has the meaning set forth in ERISA
Section 3(2).



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         "EMPLOYEE WELFARE BENEFIT PLAN" has the meaning set forth in ERISA
Section 3(1).

         "ENVIRONMENTAL, HEALTH, AND SAFETY REQUIREMENTS" shall mean all federal, state, local and foreign statutes, regulations, ordinances and other provisions having the force or effect of law, all judicial and administrative orders and determinations, all contractual obligations and all common law concerning public health and safety, worker health and safety, and pollution or protection of the environment, including without limitation all those relating to the presence, use, production, generation, handling, transportation, treatment, storage, disposal, distribution, labeling, testing, processing, discharge, release, threatened release, control, or cleanup of any hazardous materials, substances or wastes, chemical substances or mixtures, pesticides, pollutants, contaminants, toxic chemicals, petroleum products or byproducts, asbestos, polychlorinated biphenyls, noise or radiation, each as amended and as now or hereafter in effect.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended.

         "ESCROW AGREEMENT" has the meaning set forth in Section 2(j) below.

         "ESCROW AGENT" means Five Points Bank, Grand Island, Nebraska.

         "ESCROW SHARES" has the meaning set forth in Section 2(j) below.

         "ESTIMATED WORKING CAPITAL" means $0.

         "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

         "EXCHANGE AGENT" has the meaning set forth in Section 2(f)(i) below.

         "FINANCIAL STATEMENTS" has the meaning set forth in Section 4(h) below.

         "FINANCING COMMITMENTS" has the meaning set forth in Section 5(j) below.

         "GAAP" means United States generally accepted accounting principles as in effect from time to time.

         "HOLDBACK ACCOUNT" has the meaning set forth in Section 2(f)(ii) below.

         "HOLDBACK AMOUNT" has the meaning set forth in Section 2(f)(i)(E) below.

         "INITIAL MERGER" has the meaning set forth in the Section 2(a) below.

         "I-TRAX" has the meaning set forth in the preface above.

         "I-TRAX ARTICLES OF MERGER" has the meaning set forth in Section 2(k) below.

         "I-TRAX CASH CONSIDERATION" has the meaning set forth in Section 2(b) below.

         "I-TRAX MATERIAL ADVERSE EFFECT" means an adverse effect on: (i) the business, operations, results of operations, properties (including intangible properties), conditions (financial or otherwise), assets or liabilities (including contingent liabilities) of either I-trax or any of its Subsidiaries, which would have an economic impact of more than Fifty Thousand Dollars ($50,000); or (ii) the ability of I-trax to perform its respective obligations under this Agreement and each other agreement contemplated by this Agreement.

         "I-TRAX SHARE" means any share of Common Stock, $.001 par value per share, of I-trax.

         "I-TRAX THRESHOLD AMOUNT" has the meaning set forth in Section 8(f)(ii) below.



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         "ILLINOIS BUSINESS CORPORATION ACT" means the Business Corporation Act of the State of Illinois, as amended.

         "INDEMNIFIED PARTY" has the meaning set forth in Section 8(e)(i) below.

         "INDEMNIFYING PARTY" has the meaning set forth in Section 8(e)(i) below.

         "INFORMATION STATEMENT" means the information statement prepared by I-trax, Acquisition and WellComm containing such information as is customarily included in a private placement memorandum prepared pursuant to Regulation D promulgated under the Securities Act.

         "INTELLECTUAL PROPERTY" means (i) all inventions (whether patentable or unpatentable and whether or not reduced to practice), all improvements thereto, and all patents, patent applications, and patent disclosures, together with all reissuances, continuations, continuations-in-part, revisions, extensions, and reexaminations thereof, (ii) all trademarks, service marks, trade dress, logos, trade names, and corporate names, together with all translations, adaptations, derivations, and combinations thereof and including all goodwill associated therewith, and all applications, registrations, and renewals in connection therewith, (iii) all copyrightable works, all copyrights, and all applications, registrations, and renewals in connection therewith, (iv) all mask works and all applications, registrations, and renewals in connection therewith, (v) all trade secrets and confidential business information (including ideas, research and development, know-how, formulas, compositions, manufacturing and production processes and techniques, technical data, designs, drawings, specifications, customer and supplier lists, pricing and cost information, and business and marketing plans and proposals), (vi) all computer software (including data and related documentation), (vii) all other proprietary rights, and (viii) all copies and tangible embodiments thereof (in whatever form or medium).

         "KNOWLEDGE" means, as to WellComm, the actual knowledge, or the knowledge which would be obtained after reasonable investigation, of the WellComm Principals, and means, as to I-trax, the actual knowledge, or the knowledge which would be obtained after reasonable investigation, of Frank A. Martin, Anthony Tomaro, Gary Reiss and Yuri Rozenfeld.

         "LARRY JENSEN REDEMPTION AMOUNT" means the $150,000 payment due from WellComm to Larry Jensen pursuant to a Stock Redemption Agreement dated January ___, 2002 by and between Larry Jensen and WellComm.

         "LIABILITY" means any liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for Taxes.

         "MERGER" has the meaning set forth in Section 2(a) below.

         "MERGER CONSIDERATION" has the meaning set forth in Section 2(b) below.

         "MERGER COSTS" has the meaning set forth in Section 2(f)(i)(E) below.

         "MOST RECENT BALANCE SHEET" means the balance sheet contained within the Most Recent Financial Statements.

         "MOST RECENT FINANCIAL STATEMENTS" has the meaning set forth in Section 4(h) below.

         "MOST RECENT FISCAL YEAR END" has the meaning set forth in Section 4(h) below.

         "MULTIEMPLOYER PLAN" has the meaning set forth in ERISA Section 3(37).

         "ORDINARY COURSE OF BUSINESS" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).



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         "PARTY" has the meaning set forth in the preface above.

         "PAYMENT DATE" has the meaning set forth in Section 2(l) below.

         "PERSON" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

         "PLAN" has the meaning set forth in Section 3(3) of ERISA.

         "PROCESS AGENT" has the meaning set forth in Section 10(o) below.

         "PROHIBITED TRANSACTION" has the meaning set forth in ERISA Section 406 and Code Section 4975.

         "PUBLIC REPORTS" has the meaning set forth in Section 3(d) below.

         "REQUISITE STOCKHOLDER APPROVAL" means the affirmative vote or consent of the WellComm Stockholders in favor of this Agreement, the Merger and such other matters as are contemplated herein required by the Illinois Business Corporation Act.

         "SEC" means the Securities and Exchange Commission.

         "SECOND MERGER" has the meaning set forth in Section 2(a) below.

         "SECOND MERGER EFFECTIVE TIME" has the meaning set forth in Section 2(k)(i) below.

         "SECURITIES ACT" means the Securities Act of 1933, as amended.

         "SECURITY AGREEMENT" means the Security Agreement in the form of EXHIBIT L attached hereto.

         "SECURITY INTEREST" means any mortgage, pledge, lien, encumbrance, charge, or other security interest, other than (i) mechanic's, materialmen's, and similar liens, (ii) liens for Taxes not yet due and payable, and (iii) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

         "SETTLEMENT DATE" means the later of: (i) the date on which the Closing Balance Sheet is finalized in accordance with terms of Section 2(h) below; and
(ii) the date on which the Uncollected Accounts Receivable Amount is finalized in accordance with terms of Section 7(h) below.

         "STATEMENT OF OBJECTIONS" has the meaning set forth in Section 2(h)(ii) below.

         "STOCK CONSIDERATION" has the meaning set forth in Section 2(b) below.

         "SUBSIDIARY" means any business entity with respect to which a specified Person (or a Subsidiary thereof) owns more than 50% of the fair market value of the equity interests or has the power to vote or direct the voting of sufficient voting interests to elect a majority of the directors or managers.

         "SURVIVING CORPORATION" has the meaning set forth in Section 2(a) below.

         "TAX" means any federal, state, local, or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Code Section
59A), customs duties, capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, real property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty, or addition thereto, whether disputed or not.



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         "TAX RELATED ESCROW SHARES" shall mean 200,000 of the Escrow Shares held in escrow by the Escrow Agent pursuant to the Escrow Agreement.

          "TAX RETURN" means any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

         "THIRD PARTY CLAIM" has the meaning set forth in Section 8(e)(i) below.

         "TRADING DAY" means any day on which securities are traded on the OTC Bulletin Board or any other securities market on which I-trax Shares are then being traded.

         "TRANSACTION PROFESSIONAL FEES" means the fees of Lutz & Co. incurred in connection with the transactions contemplated by this Agreement and the fees of Koley Jessen P.C., a Limited Liability Organization incurred in connection with the transactions contemplated by this Agreement, which in the aggregate shall not exceed $90,000.

         "UNCOLLECTED ACCOUNTS RECEIVABLE AMOUNT" has the meaning set forth in
Section 7(h) below.

         "WELLCOMM" has the meaning set forth in the preface above.

         "WELLCOMM ACCOUNTS RECEIVABLE" has the meaning set forth in Section 7(h) below.

         "WELLCOMM BUSINESS" has the meaning set forth in Section 7(c)(i) below.

         "WELLCOMM CASH CONSIDERATION" has the meaning set forth in Section 2(b) below.

         "WELLCOMM MATERIAL ADVERSE EFFECT" means an adverse effect on: (i) the business, operations, results of operations, properties (including intangible properties), conditions (financial or otherwise), assets or liabilities (including contingent liabilities) of WellComm, which would have an economic impact of more than Fifty Thousand Dollars ($50,000); or (ii) the ability of WellComm Stockholders or WellComm to perform their respective obligations under this Agreement and each other agreement contemplated by this Agreement.

         "WELLCOMM PRINCIPAL(S)" has the meaning set forth in the preface above.

         "WELLCOMM REPRESENTATIVE" means John Blazek or his successor appointed in accordance with Section 2(m) below.

         "WELLCOMM SHARE" means any share of common stock, without par value, of WellComm.

         "WELLCOMM STOCKHOLDER" means any Person who or which holds any WellComm Share.

         "WELLCOMM THRESHOLD AMOUNT" has the meaning set forth in Section 8(f)(i) below.

         "WORKING CAPITAL" means, at a specific date, Current Assets less Current Liabilities.

         "WORKING CAPITAL DEFICIENCY" has the meaning set forth in Section 2(i)(ii) below.

         "WORKING CAPITAL EXCESS" has the meaning set forth in Section 2(i)(i) below.

         2. BASIC TRANSACTION.

         (A) TWO-STEP MERGER. On and subject to the terms and conditions of this Agreement, Acquisition will merge with and into WellComm (the "INITIAL MERGER") at the Effective Time. WellComm shall be the corporation surviving the Initial Merger (the "SURVIVING CORPORATION"). On the Closing Date and immediately after the Initial Merger, I-trax will effect a statutory merger of the Surviving Corporation with and into I-trax pursuant to Section 253 of Delaware General Corporation Law and Section 11.30 of the Illinois Business

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Corporation Act (collectively, the "SECOND MERGER") at the Second Merger
Effective Time. The Initial Merger and the Second Merger, collectively, the "MERGER". I-trax shall be the corporation surviving the Second Merger.

         (b) MERGER CONSIDERATION. The aggregate consideration to be paid by I-trax in the Merger (the "MERGER CONSIDERATION") shall equal to: (i) Seven Million Four Hundred Forty Thousand (7,440,000) I-trax Shares (the "STOCK CONSIDERATION"), and (ii) an amount in cash equal to (A) Two Million Dollars ($2,000,000) (the "I-TRAX CASH CONSIDERATION") (without interest), plus or minus, as the case may be, (B) the positive or negative Working Capital of WellComm as of the end of business on January 31, 2002, which for purposes of this Section 2(b) shall be estimated to be zero as of the Closing Date (the "WELLCOMM CASH CONSIDERATION" and, together with the I-trax Cash Consideration, the "CASH CONSIDERATION") (without interest). The WellComm Cash Consideration shall be adjusted after the Closing in accordance with Section 2(h) below.

         (c) THE CLOSING.

                  (i) CLOSING DATE. The closing of the transactions contemplated by this Agreement (the "CLOSING") shall take place at the offices of Koley Jessen P.C. in Omaha, Nebraska commencing at 10:00 a.m. local time on February 1, 2002 or such other date as the Parties may mutually determine (the "CLOSING DATE").


                  (ii) CLOSING PROCEDURE. This Agreement and all other agreements, certificates, instruments and other documents contemplated by this Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but which together shall constitute one and the same instrument. The Parties may execute this Agreement and all other agreements, certificates, instruments and other documents contemplated by this Agreement and exchange on the Closing Date counterparts of such documents by means of facsimile transmission and the Parties agree that the receipt of such executed counterparts by means of facsimile transmission shall be binding on such Parties and such executed counterparts shall be construed as originals. After the Closing, the Parties shall promptly exchange original executed counterparts of this Agreement and all other agreements, certificates, instruments and other documents contemplated by this Agreement that were executed and exchanged by facsimile transmission pursuant to this
         Section 2(c)(ii).

         (d) DELIVERIES AT THE CLOSING. At the Closing, (i) WellComm will deliver to I-trax and Acquisition the various certificates, instruments, and documents referred to in Section 6(a) below, (ii) I-trax and Acquisition will deliver to WellComm the various certificates, instruments, and documents referred to in Section 6(b) below, (iii) I-trax and WellComm will file with the Secretary of State of the State of Illinois the Articles of Merger in the form attached hereto as EXHIBIT A (the "ARTICLES OF MERGER") and immediately after the filing of the Articles of Merger, I-trax and WellComm will file the I-trax Articles of Merger with the Secretary of State of the State of Illinois and the Certificate of Merger with the Secretary of State of the State of Delaware, and
(iv) I-trax will deliver the Merger Consideration in the manner provided in Sections 2(e)(v) and 2(f) below.

         (e) EFFECT OF INITIAL MERGER.

                  (i) GENERAL. The Initial Merger shall become effective at the time (the "EFFECTIVE TIME") WellComm and Acquisition file the Articles of Merger with the Secretary of State of the State of Illinois on the Closing Date. The Initial Merger shall have the effect set forth in the Illinois Business Corporation Act. I-trax may, at any time after the Effective Time, take any action (including executing and delivering any document) in the name and on behalf of either Acquisition or WellComm in order to carry out and effectuate the Initial Merger.

                  (ii) ARTICLES OF INCORPORATION. The Articles of Incorporation of Acquisition in effect at and as of the Effective Time will remain the Articles of Incorporation of the Surviving Corporation without any modification or amendment in the Initial Merger.



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                  (iii) BYLAWS. The Bylaws of Acquisition in effect at and as of the Effective Time will remain the Bylaws of the Surviving Corporation without any modification or amendment in the Initial Merger.

                  (iv) DIRECTORS AND OFFICERS. The directors and officers listed on EXHIBIT B attached hereto shall become the directors and officers of the Surviving Corporation at and as of the Effective Time.

                  (v) CONVERSION OF WELLCOMM SHARES. At and as of the Effective
         Time: (A) each outstanding WellComm Share (other than any Dissenting Share or WellComm Share held in treasury) shall be converted into the right to receive: (1) the number of I-trax Shares obtained by dividing the Stock Consideration by the number of WellComm Shares outstanding immediately prior to the Effective Time, rounded, with respect to each WellComm Stockholder, to the nearest I-trax Share; and (2) the amount obtained by dividing the Cash Consideration by the number of WellComm Shares outstanding immediately prior to the Effective Time, by wire transfer or check (without interest) rounded, with respect to each WellComm Stockholder, to the nearest cent; (B) all securities of WellComm other than WellComm Shares, including but not limited to any preferred stock, options, warrants or any other rights to acquire securities of WellComm issued and outstanding immediately prior to the Effective Time (including any rights under any Stock Purchase Agreements, Buy/Sell Agreements, or Shareholders Agreements among the WellComm Stockholders) shall be exercised or converted into WellComm Shares and upon such conversion shall be subject to this Section 2(e)(v) or, if not so exercised or converted, shall be canceled and cease to exist after the Effective Time; (C) each Dissenting Share shall be converted into the right to receive payment from the Surviving Corporation with respect thereto in accordance with the provisions of the Illinois Business Corporation Act; and (D) each WellComm Share held in treasury shall be cancelled; PROVIDED, HOWEVER, that the Stock Consideration shall be subject to equitable adjustment in the event of any stock split, stock dividend, reverse stock split, the exercise of any stock options or warrants or any other change in the number of outstanding I-trax Shares. No WellComm Share shall be deemed to be outstanding or to have any rights other than those set forth in this
         Section 2(e)(v) after the Effective Time.

                  (vi) DISSENTING SHARES. Notwithstanding any provision of this Agreement to the contrary, Dissenting Shares shall not be converted into or represent a right to receive the Merger Consideration pursuant to Section 2(f)(i) below but the holder thereof shall be entitled to only such rights as are set forth in the Illinois Business Corporation Act, unless such holder fails to perfect or withdraws or otherwise loses its right to appraisal. If after the Effective Time such holder fails to perfect or withdraws or loses its right to appraisal, the applicable WellComm Shares shall be treated as if they had been converted as of the Effective Time into a right to receive the Merger Consideration upon surrender of the certificate or certificates representing such WellComm Shares and other documentation pursuant to
         Section 2(f)(i) below. WellComm or WellComm Representative shall give I-trax prompt notice of any demands received by WellComm for appraisal of WellComm Shares and I-trax shall have the right to participate in all negotiations and proceedings with respect to such demands. None of WellComm and WellComm Representative shall, except with the prior written consent of I-trax, make any payment with respect to, or settle or offer to settle, any such demands, except as otherwise required under applicable law.

                  (vii) CONVERSION OF CAPITAL STOCK OF ACQUISITION. At and as of the Effective Time, each share of common stock, $.001 par value per share, of Acquisition shall be converted into one share of common stock, without par value, of the Surviving Corporation.

         (f) PROCEDURE FOR PAYMENT.

                  (i) At Closing, (A) WellComm will deliver to I-trax a certified list of all record holders of outstanding WellComm Shares, including each such holder's name, address and the number of WellComm Shares owned, (B) each WellComm Stockholder of record will deliver to I-trax a completed letter of transmittal in the form attached hereto as EXHIBIT C together with the applicable stock certificates which represented his or its WellComm Shares, (C) subject to Section 2(j) below, I-trax will instruct StockTrans, Inc. (the "EXCHANGE AGENT") to deliver to each WellComm Stockholder such WellComm Stockholder's share of the Stock Consideration as calculated pursuant to Section 2(e)(v) above, (D) I-trax will deliver to each WellComm Stockholder such WellComm Stockholder's share of the Cash


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         Consideration less the Holdback Amount, and (E) I-trax will deliver to
         WellComm Representative the Security Agreement and a portion of the Cash Consideration in an amount equal to $150,000 (the "HOLDBACK AMOUNT"), which the WellComm Representative shall use to satisfy any Working Capital Deficiency, the Uncollected Accounts Receivable Amount, if any, and/or to pay for the expenses incurred by WellComm, the WellComm Representative or the WellComm Stockholders in connection with the Merger (collectively, the "MERGER COSTS") or in connection with any post-Closing matters for which the WellComm Representative has responsibility under Section 2(m) below.

                  (ii) The Holdback Amount shall be held by the WellComm Representative in a separate interest-bearing account (the "HOLDBACK ACCOUNT"). On the Settlement Date, (A) in the event the amounts paid to I-trax pursuant to Sections 2(i) and 7(h) below plus the Merger Costs and the expenses incurred by the WellComm Representative in finalizing the Closing Balance Sheet and the Uncollected Accounts Receivable Amount pursuant to Sections 2(h) and 7(h) below exceeds $100,000, no distribution from the Holdback Account shall be made to the WellComm Stockholders, and (B) in the event the amounts paid pursuant to Sections 2(i) and 7(h) plus the Merger Costs and the expenses incurred by the WellComm Representative in finalizing the Closing Balance Sheet and the Uncollected Accounts Receivable Amount pursuant to Sections 2(h) and 7(h) below is less than $100,000, the WellComm Representative shall distribute to the WellComm Stockholders in proportion to their ownership of the WellComm Shares as of the Closing Date an amount equal to the amount by which the amount then held in the Holdback Account exceeds $50,000. On April 1, 2003, in the event there are not any claims by I-trax against the Escrow Shares and/or by the WellComm Stockholders against I-trax pursuant to Section 8 below, the WellComm Representative shall distribute the remainder of the Holdback Amount, if any, to the WellComm Stockholders in proportion to their ownership of the WellComm Shares as of the Closing Date, or in the event there is a claim or claims by I-trax against the Escrow Shares and/or by the WellComm Stockholders against I-trax pursuant to Section 8 below, the Holdback Amount shall continue to be held until such claim or claims are finally resolved at which time the WellComm Representative will distribute the remainder of the Holdback Amount, if any, to the WellComm Stockholders in proportion to their ownership of the WellComm Shares as of the Closing Date.

                  (iii) I-trax will not pay any dividend or make any distribution on I-trax Shares (with a record date at or after the Effective Time) to any record holder of outstanding WellComm Shares until the holder surrenders for exchange his or its certificates which represented WellComm Shares. I-trax instead will pay the dividend or make the distribution to the Exchange Agent in trust for the benefit of the holder pending surrender and exchange. No holder of outstanding WellComm Shares will be entitled to any interest or earnings on the dividend or distribution pending receipt.

                  (iv) I-trax may cause the Exchange Agent to return to I-trax any I-trax Shares and dividends and distributions thereon, and any undistributed Cash Consideration, remaining unclaimed two hundred forty
         (240) days after the Effective Time, and thereafter each remaining record holder of outstanding WellComm Shares shall be entitled to look to I-trax (subject to abandoned property, escheat, and other similar laws) as a general creditor thereof with respect to I-trax Shares and dividends and distributions thereon, and any undistributed Cash Consideration, to which he or it is entitled upon surrender of his or its certificates representing former WellComm Shares.

                  (v) I-trax shall pay all charges and expenses of the Exchange Agent.

         (g) CLOSING OF TRANSFER RECORDS. After the Effective Time, transfers of WellComm Shares shall not be made on the stock transfer books of the Surviving Corporation.

         (h) CLOSING BALANCE SHEET.

                  (i) Within thirty (30) days after the Closing Date (or, if applicable, within the extended period described in Section 7(e) below), I-trax will prepare and deliver to the WellComm Representative on behalf of the WellComm Stockholders a draft balance sheet (the "DRAFT CLOSING BALANCE SHEET") for WellComm as of the close of business on January 31, 2002 (determined on a pro forma basis as though the Parties had not consummated the transactions contemplated by this Agreement). I-trax will prepare the Draft Closing Balance Sheet in accordance with GAAP applied on a basis consistent with the preparation of the Financial Statements; PROVIDED, HOWEVER, that (A) assets, liabilities, gains, losses, revenues, and expenses in interim periods or as of dates other than year-end (which normally are determined through the application of so-called interim accounting conventions or procedures) will be determined, for purposes of the Draft Closing Balance Sheet, through full application of the procedures used in preparing the most recent audited balance sheet included within the Financial Statements and (B) the Larry Jensen Redemption Amount, the Bonus Liability, the Transaction Professional Fees and costs of preparing and filing WellComm's tax returns for 2001 shall, if not paid prior to January 31, 2002, be accrued as Current Liabilities on the Draft Closing Balance Sheet.

                  (ii) If the WellComm Representative has any objections to the Draft Closing Balance Sheet, the WellComm Representative will deliver a detailed statement describing his objections to I-trax (a "STATEMENT OF OBJECTIONS") within twenty (20) days after receiving the Draft Closing Balance Sheet. I-trax and the WellComm Representative will use reasonable efforts to resolve among themselves any matter contained in the Statement of Objections. If I-trax and the WellComm Representative do not obtain a final resolution within thirty (30) days after the WellComm Representative has delivered the Statement of Objections to I-trax, I-trax and the WellComm Representative will select an accounting firm mutually acceptable to them to resolve any remaining objections. If I-trax and the WellComm Representative are unable to agree on the choice of an accounting firm, they will select a nationally recognized accounting firm by lot (after excluding their respective regular outside accounting firms). The determination of any accounting firm so selected will be set forth in writing and will be conclusive and binding upon the parties. I-trax will revise the Draft Closing Balance Sheet as appropriate to reflect the resolution of any objections thereto pursuant to this Section 2(h)(ii). The CLOSING BALANCE SHEET" shall mean the Draft Closing Balance Sheet together with any revisions thereto pursuant to this Section 2(h)(ii). In the event I-trax and the WellComm Representative submit any unresolved objections to the Draft Closing Balance Sheet to an accounting firm for resolution as provided herein, I-trax and the WellComm Stockholders shall share responsibility for the fees and expenses of the accounting firm as follows:

                           (A) If the accounting firm resolves all of the
                  disputes in favor of I-trax, the WellComm Stockholders shall be responsible for all of the fees and expenses of the accounting firm;

                           (B) If the accounting firm resolves all of the
                  disputes in favor of the WellComm Representative, I-trax shall be responsible for all of the fees and expenses of the accounting firm; and

                           (C) If the accounting firm resolves some of the
                  disputes in favor of I-trax and the rest of the disputes in favor of the WellComm Representative, I-trax shall be responsible for a proportionate amount of the fees and expenses of the accounting firm based on the dollar amount of the dispute resolved against I-trax compared to the total dollar amount of all disputes submitted to the accounting firm and the WellComm Stockholders shall be responsible for a proportionate amount of the fees and expenses of the accounting firm based on the dollar amount of the disputes resolved against the WellComm Representative compared to the total dollar amount of all disputes submitted to the accounting firm.

                  (iii) I-trax will make the work papers and back-up materials used in preparing the Draft Closing Balance Sheet, and the books, records, and financial staff of I-trax and Surviving Corporation, available to the WellComm Representative and his accountants and other representatives at reasonable times and upon reasonable notice at any time during (A) the preparation by I-trax of the Draft Closing Balance Sheet, (B) the review by WellComm Representative of the Draft Closing Balance Sheet, and (C) the resolution of any objections thereto.

         (i) ADJUSTMENT TO WELLCOMM CASH CONSIDERATION. The WellComm Cash Consideration will be adjusted as follows:

                  (i) If the Working Capital of WellComm derived from the Closing Balance Sheet exceeds the Estimated Working Capital (a "WORKING CAPITAL EXCESS"), within three (3) business days of the day on which the Closing Balance Sheet is finalized in accordance with Section 2(h) above, I-trax shall pay the amount of the Working Capital Excess to the WellComm Stockholders in proportion to their ownership of the WellComm Shares as of the Closing Date.

                  (ii) If the Estimated Working Capital exceeds the Working Capital of WellComm derived from the Closing Balance Sheet, (a "WORKING CAPITAL DEFICIENCY"), within three (3) business days of the day on which the Closing Balance Sheet is finalized in accordance with Section 2(h) above, the WellComm Representative shall pay the Working Capital Deficiency from the amount held in the Holdback Account to I-trax and if the Working Capital Deficiency exceeds the amount held in the Holdback Account at such time, the WellComm Stockholders shall be jointly and severally responsible for the payment of such excess to I-trax.

         Any adjustment to the WellComm Cash Consideration pursuant to this
Section 2(i) shall be treated as an adjustment to the Merger Consideration.

         (j) ESCROW. At Closing, an aggregate of 1,000,000 I-trax Shares (the "ESCROW SHARES") shall be delivered by I-trax to the Escrow Agent in lieu of being delivered directly to the WellComm Stockholders and the Escrow Shares shall be held and distributed by the Escrow Agent in accordance with the terms of an escrow agreement substantially in the form of EXHIBIT E attached hereto to be entered into by I-trax, the WellComm Representative and the Escrow Agent at the Closing (the "ESCROW AGREEMENT").

         (k) EFFECT OF SECOND MERGER.

                  (i) GENERAL. The Second Merger shall become effective at 11:59 p.m., E.T. on February 4, 2002 (the "SECOND MERGER EFFECTIVE TIME"). The Surviving Corporation and I-trax file the Certificate of Merger in the form attached hereto as EXHIBIT E (the "CERTIFICATE OF MERGER") with the Secretary of State of the State of Delaware and the Articles of Merger in the form attached hereto as EXHIBIT F (the "I-TRAX ARTICLES OF MERGER") with the Secretary of State of Illinois on the Closing Date. The Second Merger shall have the effect set forth in the Delaware General Corporation Law and the Illinois Business Corporation Act. I-trax may, at any time after the Second Merger Effective Time, take any action (including executing and delivering any document) in the name and on behalf of the Surviving Corporation in order to carry out and effectuate the Second Merger.

                  (ii) CERTIFICATE OF INCORPORATION. The Certificate of Incorporation of I-trax in effect at and as of the Second Merger Effective Time will remain the Certificate of Incorporation of I-trax without any modification or amendment in the Second Merger.

                  (iii) BYLAWS. The Bylaws of I-trax in effect at and as of the Second Merger Effective Time will remain the Bylaws of I-trax without any modification or amendment in the Second Merger.

                  (iv) DIRECTORS AND OFFICERS. The individuals listed on EXHIBIT B attached hereto shall become the directors and officers of I-trax at and as of the Second Merger Effective Time.

                  (v) CANCELLATION OF SURVIVING CORPORATION STOCK. At the Second Merger Effective Time, all outstanding shares of stock of the Surviving Corporation shall be cancelled.

         (l) ADDITIONAL CONTINGENT MERGER CONSIDERATION. The WellComm Stockholders shall be entitled to receive payments in proportion to their ownership of the WellComm Shares as of the Closing Date equal to ten percent (10%) of Designated Customer Revenues (such payments, the "ADDITIONAL CONTINGENT MERGER CONSIDERATION"). The payments of the Additional Contingent Merger Consideration shall be made at the end of each quarter during the applicable Calculation Period in which Designated Customer Revenues are collected (each such date on which a payment is due, a "PAYMENT DATE"). The Additional Contingent Merger Consideration shall be paid in cash unless the WellComm Representative, on behalf of the WellComm Stockholders, directs that any payment of

Additional Contingent Merger Consideration or a portion thereof be made in I-trax Shares, which for purposes hereof shall be valued at the lesser of (i) the average of the Closing Price of I-trax Shares for twenty (20) consecutive Trading Days ending on the day prior to the Closing Date or (ii) the average of the Closing Price of I-trax Shares for twenty (20) consecutive Trading Days ending on the day prior to the Payment Date; PROVIDED, HOWEVER, in the event the WellComm Representative has not directed that the Additional Contingent Merger Consideration be paid in I-trax Shares and I-trax has failed to pay cash equal to the amount of the Additional Contingent Merger Consideration within thirty
(30) days after the Payment Date, the WellComm Representative may elect to receive the Additional Contingent Merger consideration in I-trax Shares in which case the value of the I-trax Shares shall be the lesser of (i) the average of the Closing Price of I-trax Shares for twenty (20) consecutive days ending on the day prior to the Closing Date, or (ii) the average of the Closing Price of I-trax Shares for twenty (20) consecutive Trading Days ending on the day prior to the date on which the WellComm Representative elects to receive the Additional Contingent Merger Consideration in I-trax Shares rather than cash. All Additional Contingent Merger Consideration paid pursuant to this Agreement shall be treated as an adjustment to the Merger Consideration. The Additional Contingent Merger Consideration shall be secured by a second lien upon all of the assets of I-trax as evidenced by the Security Agreement. For purposes hereof, "DESIGNATED CUSTOMER REVENUES" means the gross revenues of I-trax and its Subsidiaries, determined in accordance with GAAP applied on a basis consistent with the preparation of I-trax's financial statements, arising from the performance of new business of the type described on EXHIBIT G attached hereto for the customer described on EXHIBIT G attached hereto during the applicable Calculation Period. For purposes hereof, with respect to each new business described on EXHIBIT G attached hereto, the "CALCULATION PERIOD" means a 12-month period that begins when the performance of such new business is commenced. Notwithstanding the foregoing, if the performance of any such new business has not commenced within one (1) year of the Closing Date, no Additional Contingent Merger Consideration for such new business shall be due.

         (m) WELLCOMM REPRESENTATIVE AS LIMITED AGENT.

                  (i) At the Effective Time, by adopting this Agreement, the WellComm Stockholders shall be deemed to have appointed John Blazek as their limited agent and authorized him to (A) enforce any rights of the WellComm Stockholders under this Agreement (including all rights under Section 2 above and Sections 7 and 8 below), (B) direct the form of the payment of the Additional Contingent Merger Consideration due from I-trax to the WellComm Stockholders pursuant to Section 2(l) above, (C) hold the Holdback Amount in the Holdback Account and make payments out of the Holdback Amount as necessary to fulfill his obligations hereunder, including the payments specified in Sections 2(f), 2(i) and 7(h), (D) collect any WellComm Accounts Receivables assigned by I-trax to the WellComm Representative on behalf of the WellComm Stockholders pursuant to Section 7(h) below, (E) direct I-trax to deliver the Escrow Shares to the Escrow Agent, (F) exercise any rights of the WellComm Stockholders under the Escrow Agreement; (G) execute the Security Agreement in his capacity as the limited agent of the WellComm Stockholders and to enforce any rights of the WellComm Stockholders thereunder; and (H) execute the Registration Rights Agreement as attorney-in-fact of the WellComm Stockholders.

                  (ii) The WellComm Representative may resign at any time by providing written notice to the WellComm Stockholders. In the event of the death, incapacity or resignation of the WellComm Representative, a successor representative shall be appointed by an affirmative vote of the holders of the majority of the WellComm Shares outstanding as of the Closing Date at a meeting of such shareholders called for such purpose or otherwise by written agreement.

                  (iii) The WellComm Representative shall be fully authorized to take any action (or to determine to take no action) with respect to all claims, and all other notices and communications relating to this Agreement, the Escrow Agreement and the Security Agreement as the WellComm Representative then serving hereunder may deem appropriate, including, the institution or defense of litigation on behalf of the WellComm Stockholders and the settlement or compromise of any dispute or controversy. The WellComm Representative shall have no duties or obligations hereunder except for those specifically set forth herein and such duties and obligations shall be determined solely by the express provisions of this Agreement. In connection with his duties hereunder, the WellComm Representative, in his capacity as such, shall be protected in acting or refraining from acting upon any written notice, request, consent, certificate, order, affidavit, letter, telegram or other document furnished to him hereunder and believed by him to be genuine and to have been signed or sent by the proper party or parties, and the WellComm Representative shall not be liable for anything he may do or refrain from doing in connection with his duties hereunder, including management of the Holdback Amount, except as a result of his own gross negligence, willful misconduct or bad faith. The WellComm Representative may consult counsel and shall be protected in respect of any action, claim or proceeding brought against the WellComm Representative by a WellComm Stockholder if the WellComm Representative took or omitted taking action in good faith on the advice of such counsel.

                  (iv) By adopting this Agreement the WellComm Stockholders shall be deemed to have agreed to jointly and severally indemnify the WellComm Representative from and against the entirety of any Adverse Consequences the WellComm Representative may suffer resulting from, arising out of, relating to, in the nature of, or caused by his serving as the WellComm Representative under this Agreement.

         3. REPRESENTATIONS AND WARRANTIES OF I-TRAX AND ACQUISITION. I-trax and Acquisition, jointly and severally, represent and warrant to WellComm and the WellComm Stockholders that the statements contained in this Section 3 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 3), except as set forth in the disclosure schedule accompanying this Agreement (the "DISCLOSURE SCHEDULE"). The Disclosure Schedule will be arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Section 3.

         (a) ORGANIZATION.

                  (i) I-trax is a corporation validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and to carry on its business as now being conducted. I-trax is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required. I-trax has full corporate power and authority and all licenses, permits, and authorizations necessary to carry on the businesses in which it is engaged and to own and use the properties owned and used by it. I-trax has delivered to WellComm complete and correct copies of its charter, bylaws and other organizational documents and all amendments thereto to the date hereof. The minute books (containing, as the case may be, the records of meetings of the stockholders, the board of directors, and any committees of the board of directors), the stock certificates and the stock record of I-trax are correct and complete, except where the failure of such corporate records to be so correct or complete would not, individually or in the aggregate, have an I-trax Material Adverse Effect. I-trax is not in default under or in violation of any provision of its organizational documents, charter or bylaws.

                  (ii) Acquisition is a corporation, duly organized, validly existing and in good standing under the laws of the State of Illinois. Acquisition has delivered to WellComm complete and correct copies of its charter, bylaws and other organizational documents and all amendments thereto to the date hereof. The minute books (containing, as the case may be, the records of meetings of the stockholders, the board of directors, and any committees of the board of directors), the stock certificates and the stock record of Acquisition are correct and complete. Acquisition is not in default under or in violation of any provision of its organizational documents, charter or bylaws.

         (b) AUTHORIZATION OF TRANSACTION. Each of I-trax and Acquisition has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of I-trax and Acquisition, enforceable in accordance with its terms and conditions. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of each of I-trax and Acquisition, and this Agreement has been duly executed and delivered by I-trax and Acquisition. Other than filings required by the Illinois Business Corporation Act, Regulation D under the Securities Act and blue sky state filings, none of I-trax or Acquisition need give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order to consummate the transactions contemplated by this Agreement.

         (C) CAPITALIZATION.

                  (i) The entire authorized capital stock of I-trax consists of 102,000,000 shares, of which 100,000,000 shares are designated as common stock, par value $0.001 per share ("COMMON STOCK"), of which 37,374,539 shares are issued and outstanding, and 2,000,000 shares are designated as preferred stock, par value $0.001 per share, none of which are issued and outstanding. All of the outstanding shares of Common Stock are duly authorized, validly issued, fully paid and nonassessable, and are not subject to any preemptive rights. All I-trax Shares to be issued in the Merger in accordance with this Agreement will be, when so issued, duly authorized, validly issued, fully paid and nonassessable and not subject to any preemptive rights. Except as set forth in Section 3(c) of the Disclosure Schedule, there are no outstanding options, warrants or rights to purchase or acquire from I-trax any capital stock of I-trax, there are no existing registration covenants with I-trax with respect to outstanding I-trax Shares, and there are no convertible securities or other contracts, commitments, agreements, understandings, arrangements or restrictions by which I-trax is bound to issue any additional shares of its capital stock or other securities.

                  (ii) The entire authorized capital stock of Acquisition consists of 1,000 shares of common stock, par value $.001 per share, of which 100 shares are issued and outstanding and owned by I-trax. All of the outstanding shares of common stock, par value $0.001 per share, of Acquisition are duly authorized, validly issued, fully paid and nonassessable and not subject to any preemptive rights.

         (d) FILINGS WITH THE SEC. Each of I-trax and its Subsidiaries has made all filings with the SEC that it has been required to make since January 1, 2000 under the Securities Act and the Exchange Act (collectively the "PUBLIC REPORTS") in a timely manner. Each of the Public Reports has complied with the Securities Act and the Exchange Act and the rules and regulations of the SEC promulgated thereunder applicable to such Public Documents in all material respects. None of the Public Reports, as of their respective dates, contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements made therein, in light of the circumstances under which they were made, not misleading. I-trax has advised WellComm Stockholders that a correct and complete copy of each Public Report (together with all exhibits and schedules thereto and as amended to date) is available at HTTP://WWW.SEC.COM, a website maintained by the SEC where WellComm Stockholders may view such Public Reports. Except as disclosed in the Public Documents and the Disclosure Schedule, to the Knowledge of I-trax, there are no Liabilities of I-trax or its Subsidiaries (and, to the Knowledge of I-trax, there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim or demand against any of them giving rise to any Liability) other than (i) Liabilities incurred in the Ordinary Course of Business (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of law), or (ii) Liabilities which, individually or in the aggregate, would not constitute an I-trax Material Adverse Effect.

         (e) FINANCIAL STATEMENTS. The financial statements of I-trax and the consolidated financial statements of I-trax and its Subsidiaries included in the Public Reports have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby (except as may be indicated in the notes thereto or in the case of unaudited financial statements, as permitted by Form 10-QSB of the SEC), comply as to form in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto, present fairly the financial condition of I-trax and its Subsidiaries for such periods and the results of operations of I-trax and its Subsidiaries for such periods, are correct and complete, and are consistent with the books and records of I-trax and its Subsidiaries (which books and records are correct and complete).

         (f) EVENTS SUBSEQUENT TO NOVEMBER 14, 2001. Except as disclosed in the Public Reports or in Section 3(f) of the Disclosure Schedule, since November 14, 2001 there has not been any: (i) change, event, condition (financial or otherwise) or state of circumstances or facts in the business, financial condition or results of operations of any of I-trax and its Subsidiaries which has had or could reasonably be expected to have an I-trax Material Adverse Effect; PROVIDED, HOWEVER, that the following shall be excluded from the definition of I-trax Material Adverse Effect and from the determination of whether such I-trax Material Adverse Effect has occurred for purposes of this
Section 3(f): the effects of conditions or events that (x) result from general economic conditions including changes in interest rates or stock market conditions in the United States or (y) result from the announcement of the transactions contemplated by this Agreement; (ii) amendment to the Certificate of Incorporation of I-trax; (iii) payment of dividends, changes in the capital structure of I-trax or conversion of debt of

I-trax or its Subsidiaries to I-trax Shares or warrants or options to purchase I-trax Shares; (iv) other transactions which would or could have an I-trax Material Adverse Effect; or (v) commitment by I-trax or its Subsidiaries to any of the foregoing. Since November 14, 2001, I-trax has conducted its, and has caused its Subsidiaries to conduct their, business and affairs only in the Ordinary Course of Business.

         (g) NONCONTRAVENTION. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will
(i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which any of I-trax and its Subsidiaries is subject or any provision of its respective certificate of incorporation or bylaws or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which any of I-trax and its Subsidiaries is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets), excluding from the foregoing clauses (i) and (ii) violations or conflicts that, individually or in the aggregate, would not have an I-trax Material Adverse Effect. Other than in connection with the provisions of the Illinois Business Corporation Act, Delaware General Corporate Laws, the Securities Act, and the state securities laws, none of I-trax and Acquisition needs to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement.

         (h) BROKERS' FEES. None of I-trax, its Subsidiaries or Acquisition has any Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement which is or which could become the obligation of WellComm prior to the Effective Time or the obligation of the WellComm Stockholders at or after the Effective Time.

         (i) TAX MATTERS.

                  (i) Each of I-trax and its Subsidiaries has filed all Tax Returns that it was required to file. All such Tax Returns were correct and complete in all material respects. All Taxes owed by any of I-trax and its Subsidiaries (whether or not shown on any Tax Return) have been paid. None of I-trax and its Subsidiaries currently is the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by an Authority in a jurisdiction where any of I-trax and its Subsidiaries does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Security Interests on any of the assets of any of I-trax and its Subsidiaries that arose in connection with any failure (or alleged failure) to pay any Tax.

                  (ii) Each of I-trax and its Subsidiaries has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

                  (iii) No manager, director or officer (or employee responsible for Tax matters) of any of I-trax and its Subsidiaries has been informed formally or informally or has any reason to believe any Authority may assess additional Taxes for any period for which Tax Returns have been filed or is aware of any state of facts which could give rise to any claim, audit, action, suit, proceeding, or investigation which respect to any Tax for which I-trax and its Subsidiaries could be liable. Schedule 3(i)(iii) of the Disclosure Schedule lists all federal, state, local, and foreign income Tax Returns filed with respect to any of I-trax and its Subsidiaries for taxable periods ended on or after December 31, 1997, indicates those Tax Returns that have been audited, and indicates those Tax Returns that currently are the subject of audit and includes a summary of the open issues covered by such audit. I-trax has delivered to WellComm correct and complete copies of all federal income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by any of I-trax and its Subsidiaries for calendar year 1997 through the Closing Date.

                  (iv) None of I-trax and its Subsidiaries has waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

                  (v) None of I-trax and its Subsidiaries is a party to any Tax allocation or sharing agreement. None of I-trax and its Subsidiaries has any Liability for the Taxes of any Person (other than any of I-trax and its Subsidiaries) under Treasury Regulations Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

                  (vi) The unpaid Taxes of I-trax and its Subsidiaries (A) did not, as of the fiscal quarter ended September 30, 2001, exceed the reserve for Tax Liability of I-trax and its Subsidiaries set forth on the face of the most recent balance sheet (rather than in any notes thereto) and (B) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of I-trax and its Subsidiaries in filing their Tax Returns.

         (j) SUBSIDIARIES. Section 3(j) of the Disclosure Schedule sets forth for each Subsidiary of I-trax (i) its name and jurisdiction of incorporation or formation, (ii) the type of entity, (iii) the number of shares of authorized capital stock of each class of its capital stock or other equity interests, (iv) the number of issued and outstanding shares of each class of its capital stock or other equity interests, the names of the holders thereof, and the number of shares or other equity interests held by each such holder, and (v) the number of shares or other equity interests of its capital stock held in treasury. All of the issued and outstanding shares of capital stock or other equity interests of each Subsidiary of I-trax have been duly authorized and are validly issued, fully paid, and nonassessable. I-trax holds of record and owns beneficially all of the outstanding shares or other equity interests of each Subsidiary of I-trax, free and clear of any restrictions on transfer (other than restrictions under the Securities Act and state securities laws), Taxes, Security Interests, options, warrants, purchase rights, contracts, commitments, equities, claims, and demands.

         (k) GENERAL DISCLOSURE. None of the representations and warranties contained in this Section 3, any other portion of this Agreement, the Exhibits, Annexes and Schedules to this Agreement or any report, certificate or instrument furnished to WellComm or its representatives in connection with the transactions contemplated by this Agreement, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements and information contained herein or therein not misleading. To the Knowledge of I-trax, there is no information or fact that has or would have an I-trax Material Adverse Effect that has not been disclosed to WellComm either verbally or in writing. Notwithstanding anything to the contrary contained in this Agreement, I-trax makes no representations and warranties and expressly disclaims any representations or warranties with respect to projections, estimates or budgets heretofore delivered to, or made available to WellComm, of future revenues, expenses or expenditures or future results of operations of I-trax.

         (l) INFORMATION STATEMENT. None of the information supplied or to be supplied by I-trax for inclusion or incorporation by reference in (i) the Information Statement, or (ii) any other documents to be filed with the SEC in connection with the transactions contemplated hereby will, at the respective times such documents are filed, and, in the case of the Information Statement, when it is delivered to WellComm Stockholders, cause the Information Statement to contain any untrue statement of a material fact, or omit to state any material fact necessary in order to make the statements therein not misleading. All documents that I-trax is responsible for filing with the SEC and any other regulatory agency in connection with the transactions contemplated by this Agreement will comply as to form in all material respects with the provisions of applicable law and any applicable rules or regulations thereunder, except that no representation is made by I-trax with respect to statements made therein based on information supplied by WellComm. The offer and sale by I-trax of the I-trax Shares pursuant to this Agreement will be exempt from registration under the Securities Act and the applicable state securities laws, or if not exempt under applicable state securities laws, I-trax will take such steps as are required to register such shares in compliance with the applicable state securities laws.

         (m) LEGAL COMPLIANCE. To the Knowledge of I-trax, each of I-trax, its Subsidiaries, and their respective predecessors and Affiliates has complied with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof) except where failure to comply with such laws would not, individually or in the aggregate, have an I-trax Material Adverse Effect, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against any of them alleging any failure to so comply.

         (n) CONTINUITY OF BUSINESS ENTERPRISE. It is the present intention of I-trax to continue at least one significant historic business line of WellComm, or to use at least a significant portion of WellComm's historic business assets in a business, in each case within the meaning of Treasury Regulation 1.368-1(d).

         (o) INVESTMENT. I-trax is not acquiring the WellComm Shares with a view to or for sale in connection with any distribution thereof within the meaning of the Securities Act.

         (p) ASSETS. I-trax and its Subsidiaries have good and marketable title to or a valid leasehold interest in, the properties and assets used by them and located on their premises or, except for properties and assets disposed of in the Ordinary Course of Business since the date of the balance sheet contained in the most recent Public Document, shown on the balance sheet included in the most recent Public Document, free and clear of all Security Interests, except where failure to have such marketable title or valid leasehold interest, individually or in the aggregate, would not have an I-trax Material Adverse Effect.

         (q) LITIGATION. Section 3(q) of the Disclosure Schedule sets forth each instance in which any of I-trax, its Subsidiaries or any of their directors, managers or officers in their capacity as such (i) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge or (ii) is a party or, to the Knowledge of I-trax, is threatened to be made a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local or foreign jurisdiction or before any arbitrator. To the Knowledge of I-trax and unless otherwise disclosed on Section 3(q) of the Disclosure Schedule, none of the actions, suits, proceedings, hearings and investigations set forth in Section 3(q) of the Disclosure Schedule could result in an I-trax Material Adverse Effect.

         (r) EMPLOYEE BENEFITS. Except as disclosed in Section 3(r) of the Disclosure Schedule, none of I-trax, its Subsidiaries or any member of a Controlled Group of employers that includes I-trax or its Subsidiaries (collectively, the "COMPANY GROUP"), maintains any Plan or any other severance, bonus, stock option, stock appreciation, stock purchase, restricted stock, retirement, insurance, profit sharing, deferred compensation, change of control, incentive or fringe benefit plan, agreement or arrangement, whether written or unwritten, providing benefits for employees or former employees of I-trax or its Subsidiaries or members of the Company Group (including such arrangements contained within the provisions of an individual employment or consulting agreement). No member of the Company Group now maintains or has ever maintained an Employee Pension Benefit Plan which is a "defined benefit" or other plan subject to the funding requirements of Section 302 of ERISA or Code Section 412, or which is subject to Title IV of ERISA. No member of the Company Group is now or has ever been obligated to contribute to a Multiemployer Plan. None of the plans, agreements or arrangements listed in Section 3(r) of the Disclosure
Schedule is an Employee Welfare Benefit Plan which provides for benefits or coverage for any former or retired employees or their dependents, except to the extent required by Code Section 4980B or Section 601 ET. SEQ. of ERISA. Each plan, agreement or arrangement listed on Section 3(r) of the Disclosure Schedule has at all times been maintained and administered in all material respects in accordance with its terms and the applicable requirements of the Code and ERISA, including the reporting, disclosure and fiduciary responsibility requirements thereof. I-trax has delivered to WellComm true and complete copies of all plan documents and summary plan descriptions of the plans, agreements or arrangements listed Section 3(r) of the Disclosure Schedule.

         (s) PRODUCT/PROFESSIONAL LIABILITY. To the Knowledge of I-trax, none of I-trax or its Subsidiaries have any Liability (and, to the Knowledge of I-trax, there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any Liability) arising out of any injury to individuals or property as a result of the ownership, possession or use of, or reliance on, any product or services manufactured, sold, leased, or delivered, as the case may be, by any of I-trax and its Subsidiaries.

         (t) CERTAIN BUSINESS RELATIONSHIPS WITH I-TRAX. To the Knowledge of I-trax, except as disclosed in Section 3(t) of the Disclosure Schedule, none of the Persons who own Common Stock or options or warrants to purchase Common Stock and/or their Affiliates has been involved in any business arrangement or relationship with I-trax or any of its Subsidiaries within the past 12 months.

         4. REPRESENTATIONS AND WARRANTIES CONCERNING WELLCOMM. WellComm represents and warrants to I-trax and Acquisition that the statements contained in this Section 4 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 4) except as set forth in the Disclosure Schedule. The Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this Section 4.

         (a) ORGANIZATION, QUALIFICATION, AND CORPORATE POWER. WellComm is a corporation, duly organized, validly existing, and in good standing under the laws of the jurisdiction of its formation. WellComm is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required. WellComm has full corporate power and authority and all licenses, permits, and authorizations necessary to carry on the businesses in which it is engaged and in which it presently proposes to engage and to own and use the properties owned and used by it. Section 4(a) of the Disclosure Schedule lists the directors and officers of WellComm. WellComm has delivered to I-trax correct and complete copies, as applicable, of the organizational documents, charter and bylaws of WellComm (as amended to date). The minute books (containing, as the case may be, the records of meetings of the stockholders, the board of directors, and any committees of the board of directors), the stock certificates, and the stock records of WellComm are correct and complete except where the failure of such corporate records to be so correct or complete would not, individually or in the aggregate, have a WellComm Material Adverse Effect. WellComm is not in default under or in violation of any provision of its charter or bylaws.

         (b) CAPITALIZATION. The entire authorized capital of WellComm consists of 1,000 WellComm Shares, of which 213 shares are issued and outstanding and none of which are held in treasury. All of the issued and outstanding WellComm Shares have been duly authorized, are validly issued, fully paid, and nonassessable, and are held of record by the respective WellComm Stockholders as set forth in Section 4(b) of the Disclosure Schedule. Except as set forth in
Section 4(b) of the Disclosure Schedule, there are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require WellComm to issue, sell, or otherwise cause to become outstanding any of its capital stock. Except as set forth in Section 4(b) of the Disclosure Schedule, there are no outstanding or authorized equity appreciation, phantom stock, profit participation, or similar rights with respect to WellComm. Except as set forth in Section 4(b) of the Disclosure Schedule, there are no voting trusts, proxies, or other agreements or understandings with respect to the voting of the capital stock of WellComm.

         (c) AUTHORIZATION OF TRANSACTION. WellComm has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder; PROVIDED, HOWEVER, that WellComm cannot consummate the Merger unless and until it receives the Requisite Stockholder Approval. This Agreement constitutes the valid and legally binding obligation of WellComm and the WellComm Principals, enforceable in accordance with its terms and conditions.

         (d) NONCONTRAVENTION. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will
(i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which WellComm is subject or any provision of the charter or bylaws of WellComm or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument, or other arrangement to which WellComm is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets), excluding from the foregoing clauses (i) and (ii) violations or conflicts that, individually or in the aggregate, would not have a WellComm Material Adverse Effect. Other than in connection with the provisions of the Illinois Business Corporation Act, Delaware General Corporate Laws, the Securities Act, and the state securities laws, WellComm does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the Parties to consummate the transactions contemplated by this Agreement.

         (e) BROKERS' FEES. WellComm does not and will not have any Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

         (f) TITLE TO ASSETS. WellComm has good and marketable title to, or a valid leasehold interest in, the properties and assets used by it and located on its premises or, except for properties and assets disposed of in the Ordinary Course of Business since the date of the Most Recent Balance Sheet, shown on the Most Recent Balance Sheet, free and clear of all Security Interests (other than Security Interests disclosed on Section 4(f) of the Disclosure Schedule), except where failure to have such marketable title or valid leasehold interest, individually or in the aggregate, would not have a WellComm Material Adverse Effect.

         (g) SUBSIDIARIES. WellComm has no Subsidiaries.

         (h) FINANCIAL STATEMENTS. Attached to Section 4(h) of the Disclosure Schedule are the following financial statements (collectively the "FINANCIAL STATEMENTS"): (i) an audited balance sheet and statements of income, changes in stockholders' equity, and cash flow as of and for the fiscal year ended December 31, 2000 for WellComm; and (ii) a balance sheet and statements of income, changes in stockholders' equity, and cash flow in draft audit form (the "MOST RECENT FINANCIAL STATEMENTS") as of and for the fiscal year ended December 31, 2001 (the "MOST RECENT FISCAL YEAR END") for WellComm. The Financial Statements (including the notes thereto) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, present fairly the financial condition of WellComm as of such dates and the results of operations of WellComm for such periods, are correct and complete, and are consistent with the books and records of WellComm (which books and records are correct and complete.

         (i) EVENTS SUBSEQUENT TO MOST RECENT FISCAL YEAR END. Since the Most Recent Fiscal Year End and except as disclosed in Section 4(i) of the Disclosure
Schedule:

                  (i) WellComm has not sold, leased, transferred, or assigned any of its assets, tangible or intangible outside the ordinary Course of Business;

                  (ii) WellComm has not entered into any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) either involving more than $35,000 or outside the Ordinary Course of Business;

                  (iii) no party (including WellComm) has accelerated, terminated, modified, or cancelled any agreement, contract, lease, or license (or series of related agreements, contracts, leases, and licenses) involving more than $35,000 to which WellComm is a party or by which it is bound;

                  (iv) WellComm has not imposed any Security Interest upon any of its assets, tangible or intangible;

                  (v) WellComm has not made any capital expenditure (or series of related capital expenditures) involving more than $35,000;

                  (vi) WellComm has not made any capital investment in, any loan to, or any acquisition of the securities or assets of, any other Person (or series of related capital investments, loans, and acquisitions) either involving more than $35,000 or outside the Ordinary Course of Business;

                  (vii) WellComm has not issued any note, bond, or other debt security or created, incurred, assumed, or guaranteed any indebtedness for borrowed money or capitalized lease obligation either involving more than $15,000 singly or $35,000 in the aggregate;

                  (viii) WellComm has not delayed or postponed the payment of accounts payable and other Liabilities outside the Ordinary Course of Business;

                  (ix) WellComm has not cancelled, compromised, waived or released any right or claim (or series of related rights and claims) involving more than $35,000;

                  (x) WellComm has not granted any license or sublicense of any rights under or with respect to any Intellectual Property;

                  (xi) there has been no change made or authorized in the charter or bylaws of WellComm;

                  (xii) WellComm has not issued, sold, or otherwise disposed of any of its capital stock, or granted any options, warrants, or other rights to purchase or obtain (including upon conversion, exchange, or exercise) any of its capital stock;

                  (xiii) WellComm has not declared, set aside, or paid any dividend or made any distribution with respect to its capital stock (whether in cash or in kind) or redeemed, purchased, or otherwise acquired any of its capital stock;

                  (xiv) WellComm has not experienced any damage, destruction, or loss (whether or not covered by insurance) to its property except where such damage, destruction or loss did not cause a WellComm Material Adverse Effect;

                  (xv) WellComm has not made any loan to, or entered into any other transaction with, any of its directors, managers, officers, and employees;

                  (xvi) WellComm has not entered into any employment contract or collective bargaining agreement, written or oral, or modified the terms of any existing such contract or agreement;

                  (xvii) WellComm has not granted any increase in the base compensation or made any other change in employment terms of any of its directors, managers, officers, and employees;

                  (xviii) WellComm has not adopted, amended, modified, or terminated any bonus, profit-sharing, incentive, severance, or other plan, contract, or commitment for the benefit of any of its directors, officers, and employees (or taken any such action with respect to any other Employee Benefit Plan);

                  (xix) WellComm has not made or pledged to make any charitable or other capital contribution;

                  (xx) there has not been any other occurrence, event, incident, action, failure to act, or transaction outside the Ordinary Course of Business involving WellComm which would have an economic impact of more than $35,000;

                  (xxi) WellComm has not committed to any of the foregoing; and

                  (xxii) there has not been a WellComm Material Adverse Effect; PROVIDED, HOWEVER, that the following shall be excluded from the definition of WellComm Material Adverse Effect and from the determination of whether such WellComm Material Adverse Effect has occurred for purposes of this entire Section 4(i): the effects of conditions or events that (x) result from general economic conditions including charges in interest rates or stock market conditions in the United States or (y) result from the announcement of the transactions contemplated by this Agreement.

         (j) UNDISCLOSED LIABILITIES. To the Knowledge of WellComm, WellComm does not have any Liability (and, to the Knowledge of WellComm, there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against it giving rise to any Liability), except for (i) Liabilities disclosed in the Financial Statements,
(ii) Liabilities which have arisen after the Most Recent Fiscal Year End in the Ordinary Course of Business (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of law), and (iii) Liabilities which, individually or in the aggregate, would not constitute a WellComm Material Adverse Effect.

         (k) LEGAL COMPLIANCE. To the Knowledge of WellComm, WellComm has complied with all applicable laws (including rules, regulations, codes, plans, injunctions, judgments, orders, decrees, rulings, and charges thereunder) of federal, state, local, and foreign governments (and all agencies thereof) except where failure to comply with such laws would not, individually or in the aggregate, have a WellComm Material Adverse Effect, and no action, suit, proceeding, hearing, investigation, charge, complaint, claim, demand, or notice has been filed or commenced against it alleging any failure so to comply.

         (l) TAX MATTERS.

                  (i) WellComm has filed all Tax Returns that it was required to file. All such Tax Returns were correct and complete in all material respects. All Taxes owed by WellComm (whether or not shown on any Tax Return) have been paid. WellComm is not currently the beneficiary of any extension of time within which to file any Tax Return. No claim has ever been made by an Authority in a jurisdiction where WellComm does not file Tax Returns that it is or may be subject to taxation by that jurisdiction. There are no Security Interests on any of the assets of WellComm that arose in connection with any failure (or alleged failure) to pay any Tax.

                  (ii) WellComm has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, independent contractor, creditor, stockholder, or other third party.

                  (iii) No director or officer (or employee responsible for Tax matters) of WellComm has been informed formally or informally or has any reason to believe any Authority may assess additional Taxes for any period for which Tax Returns have been filed or is aware of any state of facts which could give rise to any claim, audit, action, suit, proceeding, or investigation which respect to any Tax for which WellComm could be liable. Schedule 4(l)(iii) of the Disclosure Schedule lists all federal, state, local, and foreign income Tax Returns filed with respect to WellComm for taxable periods ended on or after December 31, 1997, indicates those Tax Returns that have been audited, and indicates those Tax Returns that currently are the subject of audit and includes a summary of the open issues in connection with such audit. WellComm has delivered to I-trax correct and complete copies of all federal income Tax Returns, examination reports, and statements of deficiencies assessed against or agreed to by WellComm for calendar year 1997 through the Closing Date.

                  (iv) WellComm has not waived any statute of limitations in respect of Taxes or agreed to any extension of time with respect to a Tax assessment or deficiency.

                  (v) WellComm has not filed a consent under Code Section 341(f) concerning collapsible corporations. WellComm has not made any payments, is not obligated to make any payments, or is a party to any agreement that under certain circumstances could obligate it to make any payments that will not be deductible under Code Section 280G. WellComm has not been a United States real property holding corporation within the meaning of Code Section 897(c)(2) during the applicable period specified in Code Section 897(c)(1)(A)(ii). WellComm is not a party to any Tax allocation or sharing agreement. WellComm (A) has not been a member of an Affiliated Group filing a consolidated federal income Tax Return (other than a group the common parent of which was WellComm) or (B) does not have any Liability for the Taxes of any Person (other than WellComm) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local, or foreign law), as a transferee or successor, by contract, or otherwise.

                  (vi) The unpaid Taxes of WellComm (A) did not, as of the Most Recent Fiscal Year End, exceed the reserve for Tax Liability (rather than any reserve for deferred Taxes established to reflect timing differences between book and Tax income) set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) and (B) do not exceed that reserve as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of WellComm in filing its Tax Returns.

         (m) REAL PROPERTY.

                  (i) WellComm does not own any real property.

                  (ii) Section 4(m)(ii) of the Disclosure Schedule lists and describes briefly all real property leased or subleased to WellComm. WellComm has delivered to I-trax correct and complete copies of the leases and subleases listed in Section 4(m)(ii) of the Disclosure Schedule (as amended to date). With respect to each lease and sublease listed in Section 4(m)(ii) of the Disclosure Schedule: (A) the lease or sublease is legal, valid, binding, enforceable, and in full force and effect; (B) the lease or sublease will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated by this Agreement; (C) to the Knowledge of WellComm, no party to the lease or sublease is in breach or default, and no event has occurred which, with notice or lapse of time, would constitute a breach or default or permit termination, modification, or acceleration thereunder; (D) no party to the lease or sublease has repudiated any provision thereof; (E) there are no disputes, oral agreements, or forbearance programs in effect as to the lease or sublease; (F) with respect to each sublease, the representations and warranties set forth in subsections (A) through (E) above are true and correct with respect to the underlying lease; (G) WellComm has not assigned, transferred, conveyed, mortgaged, deeded in trust, or encumbered any interest in the leasehold or subleasehold; and
         (H) to the Knowledge of WellComm, all facilities leased or subleased thereunder have received all approvals of governmental authorities (including licenses and permits) required in connection with the operation thereof and have been operated and maintained in accordance with applicable laws, rules, and regulations.

         (n) INTELLECTUAL PROPERTY. Section 4(n) of the Disclosure Schedule lists all registrations and applications for patents, trademarks and copyrights by WellComm and all Universal Resource Locators material to the conduct of the business of WellComm as now conducted. To the Knowledge of WellComm, Section 4(n) of the Disclosure Schedule also identifies each trade name or unregistered trademark used by WellComm in connection with any of its businesses. To the Knowledge of WellComm, WellComm has all right, title and interest in, or a valid and binding license to use, the Intellectual Property necessary or required to conduct the business of WellComm as now conducted. WellComm is not in default (nor would it be in default but for the giving of notice or lapse of time or both) under any license, sublicense, agreement, or permission to use such Intellectual Property and, to the Knowledge of WellComm, there is no threatened dispute or disagreement with respect to any such license, sublicense, agreement, or permission except for such defaults, disputes and disagreements which, individually or in the aggregate, would not have a WellComm Material Adverse Effect. To the Knowledge of WellComm, such Intellectual Property is not being infringed or misappropriated by any third party and no such claims have been brought against any third party. To the Knowledge of WellComm, each item of Intellectual Property owned or used by any of WellComm immediately prior to the Closing hereunder will be owned or available for use by WellComm on identical terms and conditions immediately subsequent to the Closing hereunder. To the Knowledge of WellComm, WellComm is not infringing any Intellectual Property of any third party and no litigation is pending and no notice or other claim in writing has been received by WellComm alleging any such infringement. Except as set forth on Section 4(n) of the Disclosure Schedule, to the Knowledge of WellComm, there are no claims against WellComm asserting the invalidity, misuse or unenforceability of any Intellectual Property. To the Knowledge of WellComm, none of the present or former executive officers or employees of WellComm has any claims whatsoever (whether direct, indirect or contingent) of right, title or interest in or to any of the Intellectual Property of WellComm. To the Knowledge of WellComm, none of the present or former executive officers or employees of WellComm are precluded by an agreement from engaging in the business of WellComm as now conducted.

         (o) TANGIBLE ASSETS. WellComm owns or leases all buildings, machinery, equipment, and other tangible assets necessary for the conduct of its businesses as presently conducted and as presently proposed to be conducted except where failure to own or lease such assets, individually or in the aggregate, would not have a WellComm Material Adverse Effect. Each such tangible asset has been maintained in accordance with normal industry practice, is in operating condition and repair (subject to normal wear and tear), and is suitable for the purposes for which it presently is used and presently is proposed to be used except where such failure would not, individually or in the aggregate, have a WellComm Material Adverse Effect.

         (p) CONTRACTS. Except as executed in connection with the transactions contemplated herein, Section 4(p) of the Disclosure Schedule lists the following contracts and other agreements to which WellComm is a party:

                  (i) any agreement (or group of related agreements) for the lease of personal property to or from any Person providing for lease payments in excess of $35,000 per annum;

                  (ii) any agreement (or group of related agreements) for the purchase or sale of raw materials, commodities, supplies, products, or other personal property, or for the furnishing or receipt of services, the performance of which will extend over a period of more than one year, result in a material loss to WellComm, or involve consideration in excess of $35,000;

                  (iii) any agreement concerning a partnership or joint venture;

                  (iv) any agreement (or group of related agreements) under which it has created, incurred, assumed, or guaranteed any indebtedness for borrowed money, or any capitalized lease obligation, in excess of $35,000 or under which it has imposed a Security Interest on any of its assets, tangible or intangible;

                  (v) any agreement concerning confidentiality or noncompetition;

                  (vi) any agreement with any WellComm Stockholder and their Affiliates (other than WellComm);

                  (vii) any collective bargaining agreement;

                  (viii) any agreement for the employment of any individual on a full-time, part-time, consulting, or other basis providing annual compensation in excess of $35,000 or providing severance benefits;

                  (ix) any agreement under which it has advanced or loaned any amount to any of its directors, officers, and employees outside the Ordinary Course of Business;

                  (x) any agreement under which the consequences of a default or termination could have a WellComm Material Adverse Effect; or

                  (xi) any other agreement (or group of related agreements) the performance of which involves consideration in excess of $35,000.

WellComm has delivered to I-trax a correct and complete copy of each written agreement listed in Section 4(p) of the Disclosure Schedule (as amended to date) and a written summary setting forth the terms and conditions of each oral agreement referred to in Section 4(p) of the Disclosure Schedule. With respect to each such agreement: (A) the agreement is legal, valid, binding, enforceable, and in full force and effect; (B) the agreement will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby; (C) WellComm and, to the Knowledge of WellComm, the other party thereto, is not in breach or default, and no event has occurred which with notice or lapse of time would constitute a breach or default, or permit termination, modification, or acceleration, under the agreement; and (D) no party has repudiated any provision of the agreement.

         (q) INSURANCE.

                  (i) Section 4(q) of the Disclosure Schedule sets forth the following information with respect to each insurance policy (including policies providing property, casualty, liability, and workers' compensation coverage and bond and surety arrangements) to which WellComm is a party, a named insured, or otherwise the beneficiary of coverage: (A) the name of the insurer, the name of the policyholder, and the name of each covered insured; (B) the policy number and the period of coverage; (C) the scope (including an indication of whether the coverage was on a claims made, occurrence, or other basis) and amount (including a description of how deductibles and ceilings are calculated and operate) of coverage; and (D) a description of any retroactive premium adjustments or other loss-sharing arrangements.

                  (ii) With respect to each such insurance policy: (A) to the Knowledge of WellComm, the policy is legal, valid, binding, enforceable, and in full force and effect; (B) the policy will continue to be legal, valid, binding, enforceable, and in full force and effect on identical terms following the consummation of the transactions contemplated hereby; (C) neither WellComm nor, to the Knowledge of WellComm, any other party to the policy is in breach or default (including with respect to the payment of premiums or the giving of notices), and no event has occurred which, with notice or the lapse of time, would constitute such a breach or default, or permit termination, modification, or acceleration, under the policy; and (D) no party to the policy has repudiated any provision thereof. WellComm has been covered during the period of its existence by insurance in scope and amount customary and reasonable for the businesses in which it has engaged during the aforementioned period. Section 4(q) of the Disclosure Schedule describes any self-insurance arrangements affecting WellComm.

         (r) LITIGATION. Section 4(r) of the Disclosure Schedule sets forth each instance in which WellComm or any of its directors or officers in their capacity as such (i) is subject to any outstanding injunction, judgment, order, decree, ruling, or charge or (ii) is a party or, to the Knowledge of WellComm, is threatened to be made a party to any action, suit, proceeding, hearing, or investigation of, in, or before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator. To the Knowledge of WellComm, none of the actions, suits, proceedings, hearings and investigations set forth in Section 4(r) of the Disclosure Schedule could result in a WellComm Material Adverse Effect.

         (s) EMPLOYEES. Section 4(s) of the Disclosure Schedule lists each employee of WellComm, such employee's annual base salary as of such date and such employee's expected base salary for the next calendar year. To the Knowledge of WellComm and other than as disclosed in Section 4(s) of the Disclosure Schedule, no executive, key employee, or group of employees had any plans to terminate employment with any of WellComm. WellComm is not a party to or bound by any collective bargaining agreement, nor has it experienced any strikes, grievances, claims of unfair labor practices, or other collective bargaining disputes. To the Knowledge of WellComm, WellComm has not committed any unfair labor practice. WellComm has no Knowledge of any organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of WellComm.

         (t) EMPLOYEE BENEFITS. Except as disclosed in Section 4(t) of the Disclosure Schedule, WellComm does not maintain any Plan or any other severance, bonus, stock option, stock appreciation, stock purchase, restricted stock, retirement, insurance, profit sharing, deferred compensation, change of control, incentive or fringe benefit plan, agreement or arrangement, whether written or unwritten, providing benefits for employees or former employees of WellComm (including such arrangements contained within the provisions of an individual employment or consulting agreement). WellComm does not now maintain nor has it ever maintained an Employee Pension Benefit Plan which is a "defined benefit" or other plan subject to the funding requirements of Section 302 of ERISA or Code
Section 412, or which is subject to Title IV of ERISA. WellComm is not now nor has it ever been obligated to contribute to a Multiemployer Plan. None of the plans, agreements or arrangements listed in Section 4(t) of the Disclosure
Schedule is an Employee Welfare Benefit Plan which provides for benefits or coverage for any former or retired employees or their dependents, except to the extent required by Code Section 4980B or Section 601 ET. SEQ. of ERISA. Each plan, agreement or arrangement listed on Section 4(t) of the Disclosure Schedule has at all times been maintained and administered in all material respects in accordance with its terms and the applicable requirements of the Code and ERISA, including the reporting, disclosure and fiduciary responsibility requirements thereof. WellComm has delivered or after the Closing will deliver to I-trax true and complete copies of all plan documents and summary plan descriptions of the plans, agreements or arrangements listed on Section 4(t) of the Disclosure Schedule.

         (u) GUARANTIES. WellComm is not a guarantor or otherwise liable for any Liability or obligation (including indebtedness) of any other Person.

         (v) PRODUCT/PROFESSIONAL LIABILITY. To the Knowledge of WellComm, WellComm does not have any Liability (and, to the Knowledge of WellComm, there is no Basis for any present or future action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand against any of them giving rise to any Liability) arising out of any injury to individuals or property as a result of the ownership, possession or use of, or reliance on, any product or services manufactured, sold, leased, or delivered by WellComm.

         (w) ENVIRONMENTAL, HEALTH, AND SAFETY MATTERS. To the Knowledge of WellComm, WellComm has complied and is in compliance with all Environmental, Health, and Safety Requirements. Without limiting the generality of the foregoing, to the Knowledge of WellComm, WellComm has obtained and complied with, and is in compliance with, all permits, licenses and other authorizations that are required pursuant to Environmental, Health, and Safety Requirements for the occupation of its facilities and the operation of its business, except where such compliance, individually or in the aggregate, would not have a WellComm Material Adverse Effect. WellComm has not received any written or oral notice, report or other information regarding any actual or alleged violation of Environmental, Health, and Safety Requirements, or any liabilities or potential liabilities (whether accrued, absolute, contingent, unliquidated or otherwise), including any investigatory, remedial or corrective obligations, relating to it or its facilities arising under Environmental, Health, and Safety Requirements.

         (x) CERTAIN BUSINESS RELATIONSHIPS WITH WELLCOMM. Except as disclosed in Section 4(x) of the Disclosure Schedule, none of WellComm Stockholders and their Affiliates has been involved in any business arrangement or relationship with WellComm within the past 12 months, and none of WellComm Stockholders and their Affiliates owns any asset, tangible or intangible, which is used in the business of WellComm.

         (y) BUSINESS RELATIONS. Except as disclosed in Section 4(y) of the Disclosure Schedule, WellComm does not have any Knowledge that any customer or supplier of WellComm will cease to do business with WellComm after the Closing Date in the same manner and at the same levels as conducted with WellComm as of the Closing Date.

         (z) BANKING MATTERS. Set forth in Section 4(z) of the Disclosure
Schedule is a true and correct list containing the name of each back in which WellComm has an account or safe deposit box and the names of all persons authorized to draw thereon or having access thereto. Except as set forth in
Section 4(z) of the Disclosure Schedule, no person holds powers of attorney from WellComm.

         (aa) STATUS OF OFFICERS AND DIRECTORS. None of the WellComm Principals has been involved in legal proceedings that would currently require disclosure in any registration statement covering WellComm's securities under Section 401(f) of Regulation S-K under the Securities Act if such registration statement were to be filed on the date hereof.

         (bb) DISCLOSURE. None of the representations and warranties contained in this Section 4, any other portion of this Agreement, the Exhibits, Annexes and Schedules to this Agreement or any report, certificate or instrument furnished to I-trax or its representatives in connection with the transactions contemplated by this Agreement, contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements and information contained herein or therein not misleading. To the Knowledge of WellComm, there is no information or fact that has or would have a WellComm Material Adverse Effect that has not been disclosed to I-trax either verbally or in writing. Notwithstanding anything to the contrary contained in this Agreement, WellComm makes no representations or warranties and expressly disclaims any representations or warranties with respect to any projections, estimates or budgets heretofore delivered to, or made available to I-trax, of future revenues, expenses or expenditures or future results of operations of WellComm.

         (cc) CONTINUITY OF BUSINESS ENTERPRISE. WellComm operates at least one significant historic business line, or owns at least a significant portion of its historic business assets, in each case within the meaning of Treasury Regulation 1.368-1(d).

         (dd) INFORMATION STATEMENT. None of the information supplied or to be supplied by WellComm for inclusion or incorporation by reference in (i) the Information Statement, or (ii) any other documents to be filed with the SEC in connection with the transactions contemplated hereby will, at the respective times such documents are filed, and, in the case of the Information Statement, when it is delivered to WellComm Stockholders, cause the Information Statement to contain any untrue statement of a material fact, or omit to state any material fact necessary in order to make the statements therein not misleading.

         (ee) NOTES AND ACCOUNTS RECEIVABLE. All notes and accounts receivable of WellComm are reflected properly on its books and records, are valid receivables subject to no setoffs or counterclaims, are current and collectible, and will be collected in accordance with their terms at their recorded amounts, subject only to the reserve for bad debts set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto) as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of WellComm, except where the validity and collection of such accounts receivables and any failure to properly record such notes and accounts receivables would not, individually or in the aggregate, have a WellComm Material Adverse Effect.

         5. PRE-CLOSING COVENANTS. WellComm, I-trax and Acquisition agree as follows with respect to the period between the execution of this Agreement and the Closing:

         (a) GENERAL. Each of WellComm, I-trax and Acquisition will use its reasonable efforts to take all action and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in Section 6 below).

         (b) NOTICES AND CONSENTS. WellComm will give any notices to third parties, and will use its reasonable efforts to obtain any third party consents, that I-trax reasonably may request in connection with the matters referred to in
Section 4(d) above.

         (c) REGULATORY MATTERS AND APPROVALS. WellComm, I-trax and Acquisition will give any notices to, make any filings with, and use its reasonable efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies in connection with the matters referred to in Section 3(g) and Section 4(d) above. Without limiting the generality of the foregoing:

                  (i) SECURITIES ACT AND STATE SECURITIES LAWS. I-trax will prepare and distribute to WellComm Stockholders an Information Statement to permit WellComm Stockholders to consider and vote upon the adoption of this Agreement and the approval of the Merger and required for the offering and issuance of I-trax Shares to WellComm Stockholders pursuant to this Merger to qualify as an exemption from registration under Section 4(2) of the Securities Act and the regulations promulgated thereunder. WellComm will provide I-trax, any information and assistance required or requested in connection with the foregoing matters. I-trax will take all actions that may be necessary, proper, or advisable under state securities laws in connection with the offering and issuance of I-Trax Shares.

                  (ii) ILLINOIS BUSINESS CORPORATION ACTS. WellComm Principals shall vote (or cause to be voted) all of their WellComm Shares in favor of the Merger, the adoption of this Agreement and the approval of the terms thereof and each of the other transactions contemplated by this Agreement. WellComm will take all actions necessary as soon as reasonably practicable in order that the WellComm Stockholders may consider and vote upon the adoption of this Agreement and the approval of the Merger in accordance with the Illinois Business Corporation Act. WellComm will use its reasonable efforts to obtain the Requisite Stockholder Approval and obtain the appointment of the WellComm Representative to serve the functions contemplated in this Agreement, and the written materials provided to the WellComm Stockholders in connection with obtaining the Requisite Stockholder Approval will contain the affirmative recommendation of the board of directors of WellComm in favor of the adoption of this Agreement and the approval of the Merger; PROVIDED, HOWEVER, that no director or officer of WellComm shall be required to violate any fiduciary duty or other requirement imposed by law in connection therewith.

         (d) OPERATION OF BUSINESS. None of I-trax or any of its Subsidiaries or WellComm will engage in any practice, take any action, or enter into any transaction outside the Ordinary Course of Business unless such practice, action or transaction is disclosed in writing to the other Parties and approved in writing by such Parties (which approval shall not be unreasonably withheld), except for actions taken in connection with the consummation of the Merger or the terms of this Agreement. Without limiting the generality of the foregoing, unless each of the following items are disclosed in writing to the other Parties and approved in writing by such Parties (which approval shall not be unreasonably withheld), and except in connection with the consummation of the Merger or the terms of this Agreement:

                  (i) neither I-trax or any of its Subsidiaries nor WellComm will authorize or effect any change in its charter or bylaws;

                  (ii) except in connection with the Financing Commitments, neither I-trax or any of its Subsidiaries nor WellComm will grant any options, warrants, or other rights to purchase or obtain any of its capital stock or issue, sell, or otherwise dispose of any of its capital stock (except upon the conversion or exercise of options, warrants, and other rights currently outstanding);

                  (iii) neither I-trax or any of its Subsidiaries nor WellComm will declare, set aside, or pay any dividend or distribution with respect to its capital stock (whether in cash or in kind), or redeem, repurchase, or otherwise acquire any of its capital stock;

                  (iv) except in connection with the Financing Commitments, neither I-trax or any of its Subsidiaries nor WellComm will issue any note, bond, or other debt security or create, incur, assume, or guarantee any indebtedness for borrowed money or capitalized lease obligation;

                  (v) neither I-trax or any of its Subsidiaries nor WellComm will impose any Security Interest upon any of its assets;

                  (vi) neither I-trax or any of its Subsidiaries nor WellComm will make any capital investment in, make any loan to, or acquire the securities or assets of any other Person;

                  (vii) neither I-trax or any of its Subsidiaries nor WellComm will make any change in employment terms for any of its directors, officers, and employees; and

                  (viii) neither I-trax or any of its Subsidiaries nor WellComm will commit to any of the foregoing.

         (e) FULL ACCESS. Each Party will (and will cause each of its Subsidiaries to) permit representatives of the other Party to have full access at all reasonable times, and in a manner so as not to interfere with its normal business operations, to all of its premises, properties, personnel, books, records (including tax records), contracts, and documents. Each Party will treat and hold as such any Confidential Information it receives from the other Party in the course of the reviews contemplated by this Section 5(e), will not use any such Confidential Information except in connection with this Agreement, and, if this Agreement is terminated for any reason whatsoever, agrees to return to the other Party all tangible embodiments (and all copies) thereof which are in its possession.

         (f) NOTICE OF DEVELOPMENTS. Each of WellComm, I-trax and Acquisition will give prompt written notice to the others of any material adverse development causing a breach of any of its own representations and warranties in Sections 3 and 4 above. No disclosure by any Party pursuant to this Section 5(f), however, shall be deemed to amend or supplement the Disclosure Schedule or to prevent or cure any misrepresentation, breach of warranty or breach of covenant.

         (g) EXCLUSIVITY. None of WellComm, I-trax or Acquisition will (and will not cause or permit any of its Subsidiaries to): (i) solicit, initiate, or encourage the submission of any proposal or offer from any Person relating to the acquisition of all or substantially all of the capital stock or assets of WellComm, I-trax or its Subsidiaries (including any acquisition structured as a merger, consolidation, or share exchange); or (ii) participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any Person to do or seek any of the foregoing; PROVIDED, HOWEVER, that any of WellComm, I-trax, Acquisition or their Subsidiaries, and their directors and officers will remain free to participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any Person to do or seek any of the foregoing to the extent their fiduciary duties may require. Notwithstanding the limitations set forth in this Section 5(g), I-trax may engage in any of the actions and activities contemplated by this
Section 5(g) if such actions and activities will not impair the ability of I-trax to consummate the transactions contemplated herein. Each of WellComm, I-trax and Acquisition shall notify the others immediately if any Person makes any proposal, offer, inquiry, or contact with respect to any of the foregoing.

         (h) LISTING OF SHARES. The I-trax Shares that will be issued in the Initial Merger shall be approved for listing on any stock market or exchange on which I-trax Shares are then listed.

         (i) INSURANCE AND INDEMNIFICATION.

                  (i) I-trax will provide each individual who served as a director or officer of WellComm at any time prior to the Effective Time with liability insurance for a period of 48 months after the Effective Time no less favorable in coverage and amount than any applicable insurance in effect immediately prior to the Effective Time.

                  (ii) I-trax will observe any indemnification provisions now existing in the certificate of incorporation or bylaws of WellComm for the benefit of any individual who served as a director or officer of WellComm at any time prior to the Effective Time.

                  (iii) I-trax will provide each WellComm Stockholder who joins the I-trax board of directors or becomes an officer of I-trax or its Subsidiaries with coverage under the directors and officers liability insurance policy attached hereto as EXHIBIT H beginning with the time period when such WellComm Stockholder is an officer or director of I-trax and for the applicable statute of limitations period after such WellComm Stockholder ceases to be an officer and director of I-trax. I-trax will use its best efforts to increase the amount of coverage under the insurance policy from coverage of $150,000 per occurrence to coverage of $1,000,000 per occurrence and from $1,000,000 of aggregate coverage to $5,000,000 of aggregate coverage as soon as practicable after the Closing.

         (j) FINANCING. I-trax will use its best efforts to obtain as soon as reasonably practicable written commitments from third parties (the "FINANCING COMMITMENTS") committing to provide I-trax with a debt financing in an amount equal to the I-trax Cash Consideration and shall provide WellComm with all documentation relating to the same which documentation shall be satisfactory to WellComm in its reasonable discretion.

         6. CONDITIONS TO OBLIGATION TO CLOSE.

         (a) CONDITIONS TO OBLIGATION OF I-TRAX. The obligation of I-trax to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

                  (i) this Agreement and the Merger shall have received the Requisite Stockholder Approval;

                  (ii) WellComm shall have procured all of the third party consents specified in Section 5(b) above;

                  (iii) the representations and warranties set forth in Sections 4 above shall be true and correct in all respects at and as of the Closing Date and the aggregate financial impact of all matters or events otherwise excluded from disclosure because of materiality or WellComm Material Adverse Effect shall not exceed the Closing Conditions Immaterial Amount;

                  (iv) WellComm and WellComm Stockholders shall have performed and complied with all of its covenants hereunder in all respects through the Closing;

                  (v) no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement, (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, (C) affect adversely the right of I-trax to own the capital stock of the Surviving Corporation and to control the Surviving Corporation and to merge the Surviving Corporation with the into I-trax pursuant to the Second Merger, or (D) affect adversely the right of any of WellComm to own its assets and to operate its businesses (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

                  (vi) WellComm and WellComm Stockholders shall have delivered to I-trax a certificate to the effect that each of the conditions specified above in Section 6(a)(i)-(v) is satisfied in all respects;

                  (vii) the Parties shall have received all other authorizations, consents, and approvals of governments and governmental agencies referred to in Sections 5(b) and 5(c) above;

                  (viii) I-trax shall have received from counsel to WellComm an opinion in form and substance as set forth in EXHIBIT I attached hereto, addressed to I-trax and dated as of the Closing Date;

                  (ix) I-trax shall have received the resignations, effective as of the Closing, of each director and officer of WellComm other than those whom I-trax shall have specified in writing at least five (5) business days prior to the Closing;

                  (x) I-trax Health Management Solutions, Inc. and each of John Blazek, Carol Rehtmeyer and L. Jane Ludwig shall have entered into an Employment Agreement substantially in the form of EXHIBIT J-1, J-2 AND J-3 attached hereto;

                  (xi) I-trax and WellComm Stockholders shall have entered into a Registration Rights Agreement in the form attached hereto as EXHIBIT K;

                  (xii) I-trax shall have delivered to the WellComm Representative the Security Agreement in the form attached hereto as EXHIBIT L;

                  (xiii) all outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require WellComm or the Surviving Corporation to issue, sell, or otherwise cause to become outstanding any of its capital stock, including without limitation any equity appreciation, phantom stock, profit participation or similar rights or plans, identified in Section 4(b) of the Disclosure Schedule shall have been exercised or terminated and cancelled without any of WellComm or the Surviving Corporation incurring any liability or obligation as consideration for such termination and cancellation other than the issuance of additional WellComm Shares;

                  (xiv) I-trax; WellComm Representative and the Escrow Agent shall have entered into the Escrow Agreement; and

                  (xv) all actions to be taken by WellComm in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to I-trax.

I-trax may waive any condition specified in this Section 6(a) if it executes a writing so stating at or prior to the Closing.

         (b) CONDITIONS TO OBLIGATION OF WELLCOMM AND WELLCOMM STOCKHOLDERS. The obligation of WellComm and WellComm Stockholders to consummate the transactions to be performed by them in connection with the Closing is subject to satisfaction of the following conditions:

                  (i) this Agreement and the Merger shall have received the Requisite Stockholder Approval;

                  (ii) the representations and warranties set forth in Section 3 above shall be true and correct in all respects at and as of the Closing Date and the aggregate financial impact of all matters or events otherwise excluded from disclosure because of materiality or I-trax Material Adverse Effect shall not exceed the Closing Conditions Immaterial Amount;

                  (iii) I-trax and Acquisition shall have performed and complied with all of their covenants hereunder in all respects through the Closing;

                  (iv) the I-trax Shares shall not have been delisted or otherwise removed from the stock market or exchange on which the I-trax Shares are traded as of the date of this Agreement, I-trax shall not have received any notice of the delisting or removal of the I-trax Shares from the stock market or exchange on which the I-trax Shares are traded as of the date of this Agreement and there shall be no Basis for the delisting or removal of the I-trax Shares from the stock market or exchange on which the I-trax Shares are traded as of the date of this Agreement.

                  (v) no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement, (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, or (C) affect adversely the right of WellComm Stockholders to own the I-trax Shares issued in the Initial Merger;

                  (vi) I-trax and Acquisition shall have delivered to WellComm a certificate to the effect that each of the conditions specified above in Sections 7(b)(ii)-(v) is satisfied in all respects;

                  (vii) the Parties shall have received all other authorizations, consents, and approvals of governments and governmental agencies referred to in Sections 5(b) and 5(c) above;

                  (viii) WellComm shall have received from the general counsel of I-trax an opinion in form and substance as set forth in EXHIBIT M attached hereto, addressed to WellComm, and dated as of the Closing Date;

                  (ix) I-trax Health Management Solutions, Inc. and each of John Blazek, Carol Rehtmeyer and L. Jane Ludwig shall have entered into an Employment Agreement substantially in the form of EXHIBIT J-1, J-2 AND J-3 attached hereto;

                  (x) I-trax and WellComm Stockholders shall have entered into a Registration Rights Agreement in the form attached hereto as EXHIBIT K;

                  (xi) Each of the WellComm Principals shall have been elected to the Board of Directors of I-trax;

                  (xii) I-trax shall have delivered to the WellComm Representative the Security Agreement in the form attached hereto as EXHIBIT L;

                  (xiii) I-trax, WellComm Representative and the Escrow Agent shall have entered into the Escrow Agreement;

                  (xiv) I-trax shall have closed the transaction contemplated by the Financing Commitment and delivered documentation relating to the same to WellComm which shall be satisfactory to WellComm in its reasonable discretion; and

                  (xv) all actions to be taken by I-trax in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to WellComm.

WellComm may waive any condition specified in this Section 6(b) if it executes a writing so stating at or prior to the Closing.

         7. CLOSING AND POST-CLOSING COVENANTS. The Parties agree as follows with respect to the Closing and the period following the Closing:

         (a) STOCK OPTIONS. Within five (5) days of the Closing Date, or such other date as may be agreed upon by the Parties, former WellComm employees identified on EXHIBIT N attached hereto shall receive stock options to purchase I-trax Shares indicated thereon pursuant to the I-trax 2001 Equity Compensation Plan. The maximum number of options covered by this Section 7(a) shall not exceed 800,000. In the event the aggregate number of stock options indicated on EXHIBIT N is less than 800,000, the WellComm Representative may from time to time prior to the first anniversary of the Closing Date designate other former employees working at I-trax's facilities in Omaha, Nebraska to receive options until the aggregate of all stock options granted pursuant to this Section 7(a) is not more than 800,000. The exercise price of all options granted pursuant to this Section 7(a) shall be established in accordance with Section K.1. of the Appendix to the I-trax 2001 Equity Compensation Plan (definition of "Fair Market Value") and such price shall be effective as of the date of grant.

         (b) I-TRAX SHARES. Each I-Trax Share issued in the Merger will be imprinted with a legend substantially in the following form:

         The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended. Said shares cannot be sold, transferred, disposed of, pledged or hypothecated in any manner whatsoever in the absence of an effective registration statement for the shares under said Act, or in the opinion reasonably satisfactory to the Company in form and of counsel, an exemption from the registration requirements is in fact applicable to said shares.

         (c) COVENANT NOT TO COMPETE.

                  (i) In order to induce I-trax to enter into this Agreement and to consummate the transactions contemplated hereby and in addition and without prejudice to any other non-competition, non-solicitation and/or similar covenant to which any WellComm Principal may be subject to from time to time, for a period of five (5) years from and after the Closing Date, none of the WellComm Principals and their Affiliates (other than in conjunction with I-trax) shall, directly or indirectly, including through an Affiliate: (A) engage in any business that WellComm conducts as of the Closing Date (the "WELLCOMM BUSINESS"); (B) recruit, solicit or induce, or attempt to induce any employee of, or independent contractor to, WellComm or I-trax and its Subsidiaries to terminate their employment with, or otherwise cease their relationship with, WellComm or I-trax and its Subsidiaries; (C) solicit, direct, take away or attempt to direct or take away, from WellComm, I-trax, its Subsidiaries or their Affiliates any of the business or patronage of any of their respective customers, clients, accounts, vendors or suppliers and none of the WellComm Principals and their Affiliates shall assist any other Person to do so, or be a proprietor, equity holder, investor, lender, partner, director, officer, employee, consultant or representative of any Person who does attempt to do so and (D) publicly disparage, deprecate or make any untrue negative comment with respect to any other Party or I-trax or its Subsidiaries or their respective businesses, operations or properties.

                  (ii) For purposes of Section 7(c)(i) above, the following shall be deemed not engaging in the WellComm Business: (A) ownership of an interest of less than 5% as a passive investor in companies with securities traded either on the NYSE, the AMEX, the Nasdaq National Market, the Nasdaq SmallCap Market or quoted on the OTC Bulletin Board; and (B) ownership of an interest of less than 10% as a passive investor in companies with securities not traded either on the NYSE, the AMEX, the Nasdaq National Market, the Nasdaq SmallCap Market or quoted on the OTC Bulletin Board if such interest was acquired while the subject companies were not engaged in the WellComm Business.

                  (iii) If the final judgment of a court of competent jurisdiction declares that any term or provision of this Section 7(c) is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

         (d) NO BANKRUPTCY. For a period of 5 years after the Closing, I-trax shall, and I-trax shall cause its Subsidiaries to, refrain from making any assignment for the benefit of creditors, or becoming a party to any liquidation or dissolution action or proceeding with respect to I-trax or any of its Subsidiaries, or for the appointment of a receiver, liquidator, custodian or trustee for I-trax or any of its Subsidiaries or for a substantial part of I-trax's assets or a substantial part of any of its Subsidiaries' assets. If any of the foregoing occurs, I-trax and its Subsidiaries shall cause the same to be dismissed within 180 days.

         (e) DELIVERY OF AUDITED MOST RECENT FINANCIAL STATEMENTS. The WellComm Representative shall cause the Most Recent Financial Statements in final audit form to be delivered to I-trax as soon as possible, but in no event later than March 1, 2002. In the event the Most Recent Financial Statements in final audit form are not delivered by March 1, 2002, I-trax may engage its regular accounting firm to prepare and deliver the Most Recent Financial Statements in final audit firm. All reasonable expenses of I-trax incurred in connection with the preparation and delivery of the Most Recent Financial Statements in final audit form by its regular accounting firm shall be reflected as a Current Liability of WellComm on the Draft Closing Balance Sheet. To the extent the Most Recent Financial Statements in final audit form are not delivered to I-trax either by WellComm Representative or I-trax's regular accounting firm within ten
(10) days of the Closing Date, the time period within which the Draft Closing Balance Sheet shall be delivered pursuant to Section 2(h)(i) shall be extended by one (1) day for each one (1) day in excess of ten (10) days after the Closing that the Most Recent Financial Statements in final audit form are not delivered to I-trax.

         (f) PAYMENT OF EXTRAORDINARY EXPENSES. At the Closing, I-trax shall provide the Surviving Corporation with Cash sufficient to fully pay the Larry Jensen Redemption Amount, the Bonus Liability and the Transaction Professional Fees which amounts shall be paid at and as part of the Closing.

         (g) POST-CLOSING OPERATING PROCEDURES. Prior to the Second Merger and after the Second Merger the daily operation of the Surviving Corporation and the WellComm division of I-trax, respectfully, will be managed in accordance with the guidelines attached hereto as EXHIBIT O.

         (h) UNCOLLECTED ACCOUNTS RECEIVABLE. Prior to the Second Merger I-trax shall cause the Surviving Corporation to, and after the Second Merger I-trax shall, take all reasonable efforts to collect the accounts receivable of WellComm reflected on the Closing Balance Sheet (the "WELLCOMM ACCOUNTS RECEIVABLE") in a timely manner. The WellComm Accounts Receivable which are not collected by the Surviving Corporation or I-trax within ninety (90) days of the Closing Date (the "UNCOLLECTED ACCOUNTS RECEIVABLE AMOUNT") shall not exceed the reserve or allowance for doubtful accounts shown on the Closing Balance Sheet. If the Uncollected Accounts Receivable Amount exceeds the reserve or allowance for doubtful accounts shown on the Closing Balance Sheet, the WellComm Accounts Receivable constituting the Uncollected Accounts Receivable Amount shall be assigned to the WellComm Representative on behalf of the WellComm Stockholders, and an amount in Cash equal to the excess of the Uncollected Accounts Receivable Amount over the reserve or allowance for doubtful accounts reflected on the Closing Balance Sheet shall be paid to I-trax by the WellComm Representative out of the Holdback Account, and if such amount exceeds the amount held in the Holdback Account at the time such payment is due, the WellComm Stockholders shall be jointly and severally responsible for the payment of such excess. The foregoing notwithstanding, I-trax may elect in its sole and absolute discretion to retain any or all of the WellComm Accounts Receivable constituting the Uncollected Accounts Receivable Amount, in which case the retained WellComm Accounts Receivable shall be deemed to have been collected for purposes of this
Section 7(h). The closing, if any, with respect to the foregoing provisions of this Section 7(h) shall occur within thirty (30) days after the ninetieth (90th) day after the Closing Date. Further, notwithstanding the provisions of Section 8(b) below, the obligation of the WellComm Representative to distribute Cash to I-trax out of the Holdback Account and/or the right of I-trax to collect funds from the WellComm Stockholders, in each case pursuant to this Section 7(h), shall also be the sole remedies of I-trax with respect to any breach of Section 4(ee) above, and in no event shall I-trax be entitled pursuant to this Section 7(h) to collect or receive Cash from the WellComm Stockholders in excess of the Uncollected Accounts Receivable Amount.

         8. REMEDIES FOR BREACHES OF THIS AGREEMENT.

         (a) SURVIVAL OF REPRESENTATIONS, WARRANTIES AND COVENANTS. All of the representations, warranties and covenants contained in this Agreement (excluding, however, the representations and warranties of WellComm contained in Section 4(l)(i) above) shall survive the Closing hereunder (even if the beneficiary of such representation and warranties knew or had reason to know of any misrepresentation or breach of warranty or covenant at the time of Closing) and continue in full force and effect until April 1, 2003 at which time they shall expire and be of no further force or effect except for covenants which by their specific terms extend for a longer period of time in which case such specific longer period of time shall be applicable and control. The representations and warranties of WellComm contained in Section 4(l)(i) above shall survive the Closing hereunder (even if the beneficiary of such representation and warranties knew or had reason to know of any misrepresentation or breach of warranty or covenant at the time of Closing) and continue in full force and effect until the later of: (i) April 30, 2005 and (i) in the event the Internal Revenue Service compels WellComm and/or I-trax, as the case may be, to toll or extend the applicable statute, for such longer period.

         (b) RECOUPMENT OF ESCROW SHARES - GENERAL. In the event WellComm breaches any of its representations, warranties, and covenants contained herein (excluding, however, the representations and warranties of WellComm contained in Sections 4(l)(i) and 4(ee) above), provided that I-trax makes a written claim against the Escrow Shares in accordance with the terms of the Escrow Agreement within the survival period applicable to such representation, warranty or covenant as specified in Section 8(a) above, I-trax's sole remedy for any such breach shall be the recovery of a portion of the Escrow Shares with a value equal to the entirety of any Adverse Consequences I-trax may suffer through and after the date of the claim against the Escrow Shares (including any Adverse Consequences I-trax may suffer through and after the end of the survival period) resulting from, arising out of, relating to, in the nature of, or caused by the breach. All claims made by I-trax against the Escrow Shares shall be resolved in accordance with the terms of the Escrow Agreement. For purposes of determining the number of Escrow Shares that shall be released to I-trax in satisfaction of any Adverse Consequences claimed under this Section 8(b), each Escrow Share shall be valued at the average of the Closing Price of I-trax Shares for twenty
(20) consecutive Trading Days ending the day prior to the Closing Date. All Adverse Consequences paid pursuant to this Section 8(b) out of the Escrow Shares shall be treated as an adjustment to the Merger Consideration and such Adverse Consequences shall be charged on a pro rata basis to the WellComm Stockholders whose I-trax Shares are held in escrow. In the event the Escrow Shares are not sufficient to cover the full amount of the Adverse Consequences claimed pursuant to this Section 8(b), I-trax shall have no claim or right against WellComm, the WellComm Stockholders or the WellComm Principals and WellComm, the WellComm Stockholders and the WellComm Principals shall have no Liability to I-trax.

         (c) INDEMNIFICATION PROVISIONS FOR BENEFIT OF WELLCOMM STOCKHOLDERS. In the event I-trax or Acquisition breaches any of its representations, warranties, and covenants contained herein, and provided that the WellComm Representative makes a written claim for indemnification against I-trax or Acquisition pursuant to Section 10(g) below within the survival period applicable to such representation, warranty or covenant specified in Section 8(a) above, then I-trax or Acquisition, as applicable, agrees to indemnify the affected WellComm Stockholders from and against the entirety of any Adverse Consequences such WellComm Stockholders may suffer through and after the date of the claim for indemnification (including any Adverse Consequences such WellComm Stockholders may suffer after the end of any applicable survival period) resulting from, arising out of, relating to, in the nature of, or caused by the breach.

         (d) RECOUPMENT OF ESCROW SHARES - TAX LIABILITY. In the event WellComm breaches any representations and warranties of WellComm contained in Section 4(l)(i) above, provided that I-trax makes a written claim against the Tax Related Escrow Shares in accordance with the terms of the Escrow Agreement within the survival period applicable to such representation or warranty as specified in Section 8(a) above, I-trax's sole remedy for any such breach shall be the recovery of a portion of the Tax Related Escrow Shares with a value equal to the entirety of any Adverse Consequences I-trax may suffer through and after the date of the claim against the Tax Related Escrow Shares (including any Adverse Consequences I-trax may suffer through and after the end of the survival period) resulting from, arising out of, relating to, in the nature of, or caused by the breach. All claims made by I-trax against the Tax
Related Escrow Shares shall be resolved in accordance with the terms of the Escrow Agreement. For purposes of determining the number of Tax Related
Escrow Shares that shall be released to I-trax in satisfaction of any Adverse Consequences claimed under this Section 8(d), each Tax Related Escrow Share shall be valued at the average of the Closing Price of I-trax Shares for twenty (20) consecutive Trading Days ending the day prior to the Closing
Date. All Adverse Consequences paid pursuant to this Section 8(d) out of the Tax Related Escrow Shares shall be treated as an adjustment to the Merger Consideration and such Adverse Consequences shall be charged on a pro rata basis to the WellComm Stockholders whose I-trax Shares are held in escrow. In the event the Tax Related Escrow Shares are not sufficient to cover the full amount of the Adverse Consequences claimed pursuant to this Section 8(d), I-trax shall have no claim or right against WellComm, the WellComm
Stockholders or the WellComm Principals and WellComm, the WellComm
Stockholders and the WellComm Principals shall have no Liability to I-trax.

         (e) MATTERS INVOLVING THIRD PARTIES.

                  (i) If any third party shall notify any Party (the "INDEMNIFIED PARTY") with respect to any matter (a "THIRD PARTY CLAIM") which may give rise to a claim for indemnification against any other Party (the "INDEMNIFYING PARTY") under this Section 8, then the Indemnified Party shall promptly notify each Indemnifying Party thereof in writing; PROVIDED, HOWEVER, that no delay on the part of the Indemnified Party in notifying any Indemnifying Party shall relieve the Indemnifying Party from any obligation hereunder unless (and then solely to the extent) the Indemnifying Party is actually prejudiced by such delay.

                  (ii) Any Indemnifying Party will have the right to defend the Indemnified Parties against the Third Party Claim with counsel of its choice so long as (A) the Indemnifying Party notifies the Indemnified Party in writing within 15 days after the Indemnified Party has given notice of the Third Party Claim that the Indemnifying Party will indemnify the Indemnified Parties from and against the entirety of any Adverse Consequences the Indemnified Parties may suffer resulting from, arising out of, relating to, in the nature of, or caused by the Third Party Claim, (B) the Indemnifying Party provides the Indemnified Party with evidence reasonably acceptable to the Indemnified Parties that the Indemnifying Party will have the financial resources to defend against the Third Party Claim and fulfill its indemnification obligations hereunder, (C) the Third Party Claim involves only money damages and does not seek an injunction or other equitable relief, (D) settlement of, or an adverse judgment with respect to, the Third Party Claim is not, in the good faith judgment of the Indemnified Parties, likely to establish a precedential custom or practice materially adverse to the continuing business interests of the Indemnified Parties, and (E) the Indemnifying Party conducts the defense of the Third Party Claim actively and diligently.

                  (iii) So long as the Indemnifying Party is conducting the defense of the Third Party Claim in accordance with Section 8(e)(ii) above, (A) the Indemnified Party may retain separate co-counsel at its sole cost and expense and participate in the defense of the Third Party Claim, (B) the Indemnified Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnifying Party (not to be withheld unreasonably), and (C) the Indemnifying Party will not consent to the entry of any judgment or enter into any settlement with respect to the Third Party Claim without the prior written consent of the Indemnified Party (not to be withheld unreasonably).

         In the event any of the conditions in Section 8(e)(ii) above is or becomes unsatisfied, however, (A) the Indemnified Party may defend against, and consent to the entry of any judgment or enter into any settlement with respect to, the Third Party Claim in any manner it reasonably may deem appropriate (and the Indemnified Party need not consult with, or obtain any consent from, any Indemnifying Party in connection therewith), (B) the Indemnifying Parties will reimburse the Indemnified Parties promptly and periodically for the costs of defending against the Third Party Claim (including reasonable attorneys' fees and expenses), and (C) the Indemnifying Parties will remain responsible for any Adverse Consequences the Indemnified Parties may suffer resulting from, arising out of or caused by the Third Party Claim to the fullest extent provided in this
Section 8.

         (f) BASKET.

                  (i) Notwithstanding anything in Section 8(b) above to the contrary, none of the Escrow Shares shall be released from escrow to indemnify I-trax from and against any Adverse Consequences resulting from, arising out of, relating to, in the nature of, or caused by any breach of any representation or warranty contained in Sections 4(a)-(k) and 4(m)-(dd) above or any covenant contained in Sections 5 or 7 above until I-trax has suffered Adverse Consequences by reason of all such breaches in excess of a $100,000 aggregate threshold (the "WELLCOMM THRESHOLD AMOUNT") and then only to the extent that I-trax has suffered Adverse Consequences by reason of all such breaches in excess of the WellComm Threshold Amount.

                  (ii) Notwithstanding anything in Section 8(c) above to the contrary, neither I-trax nor Acquisition shall not have any obligation to indemnify the WellComm Stockholders from and against any Adverse Consequences resulting from, arising out of, relating to, in the nature of, or caused by any breach of any representation or warranty contained in Sections 3(a)-(h) and 3(j)-(t) above or any covenant contained in Sections 5 or 7 above until the WellComm Stockholders have suffered Adverse Consequences by reason of all such breaches in excess of a $100,000 aggregate threshold (the "I-TRAX THRESHOLD AMOUNT") and then only to the extent that the WellComm Stockholders have suffered Adverse Consequences by reason of all such breaches in excess of the I-trax Threshold Amount.

                  (iii) For purposes of Sections 8(b), 8(c) and this 8(f), any and all references to a "Material Adverse Effect" or "material" limitations in the representations and warranties of I-trax, Acquisition or WellComm which determine whether a breach has occurred shall not, if it is ultimately determined that a breach has occurred, be considered deductibles or a separate basket, I.E., if it is ultimately determined that a breach has occurred the Adverse Consequences shall be calculated from the first dollar of loss. For purposes of calculating the monetary amount of Adverse Consequences for which any claim may be made, a credit will be given to the extent of any realized tax benefit or insurance or other recovery received by an Indemnified Party resulting from such Adverse Consequences or from the subject matter giving rise to such Adverse Consequences.

         9. TERMINATION.

         (a) TERMINATION OF AGREEMENT. Certain of the Parties may terminate this Agreement as provided below:

                  (i) I-trax and WellComm may terminate this Agreement with the prior authorization of their board of directors (whether before or after stockholder approval) by mutual written consent at any time prior to the Closing;

                  (ii) I-trax may terminate this Agreement by giving written notice to WellComm at any time prior to the Closing (A) in the event any of WellComm and WellComm Principals has breached any representation, warranty, or covenant contained in this Agreement in any respect, I-trax has notified WellComm and/or the WellComm Principals of the breach, and the breach has continued without cure for a period of 30 days after the notice of breach or (B) if the Closing shall not have occurred on or before March 31, 2002 by reason of the failure of any condition precedent under Section 6(a) hereof (unless the failure results primarily from I-trax itself breaching any representation, warranty, or covenant contained in this Agreement); and

                  (iii) WellComm may terminate this Agreement by giving written notice to I-trax at any time prior to the Closing (A) in the event I-trax has breached any representation, warranty, or covenant contained in this Agreement in any respect, WellComm has notified I-trax of the breach, and the breach has continued without cure for a period of 30 days after the notice of breach or (B) if the Closing shall not have occurred on or before March 31, 2002 by reason of the failure of any condition precedent under Section 6(b) hereof (unless the failure results primarily from any of the WellComm or WellComm Stockholders themselves breaching any representation, warranty, or covenant contained in this Agreement).

         (b) EFFECT OF TERMINATION. If any Party terminates this Agreement pursuant to Section 9(a) above, all rights and obligations of the Parties hereunder shall terminate without any Liability of any Party to any other Party (except for any Liability of any Party then in breach); PROVIDED, HOWEVER, that the confidentiality provisions contained in Section 5(e) above shall survive any such termination.

         10. MISCELLANEOUS.

         (a) PRESS RELEASES AND PUBLIC ANNOUNCEMENTS. None of the Parties shall issue any press release or make any public announcement relating to the subject matter of this Agreement prior to the Closing without the prior written approval of the other Party; PROVIDED, HOWEVER, that any Party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly-traded securities (in which case the disclosing Party will use its reasonable efforts to advise the other Parties prior to making the disclosure).

         (b) NO THIRD-PARTY BENEFICIARIES. This Agreement shall not confer any rights or remedies upon any Person other than the Parties and their respective successors and permitted assigns; PROVIDED, HOWEVER, that (i) the provisions in
Section 2 above concerning issuance of the I-trax Shares, the procedure for paying the Merger Consideration, the establishment and maintenance of the Holdback Amount and the Holdback Account, the payment of the Additional Contingent Merger Consideration, the procedure for determining the Closing Date Balance Sheet, the adjustment of the WellComm Cash Consideration, the collection of any WellComm Accounts Receivables assigned by I-trax to the WellComm Representative on behalf of the WellComm Stockholders pursuant to Section 7(h) above and the Escrow Agreement are intended for the benefit of the WellComm Stockholders, (ii) the provisions in Section 8 above concerning indemnification obligations of I-trax and Acquisition are intended for the benefit of the WellComm Stockholders, and (iii) the provisions in Section 5(i) above concerning insurance and indemnification are intended for the benefit of the individuals specified therein and their respective legal representatives.

         (c) ENTIRE AGREEMENT. This Agreement (including the documents referred to herein) constitutes the entire agreement among the Parties and supersedes any prior understandings, agreements, or representations by or among the Parties, written or oral, to the extent they related in any way to the subject matter hereof, including that certain Term Sheet dated December __, 2001.

         (d) SUCCESSION AND ASSIGNMENT. This Agreement shall be binding upon and inure to the benefit of the Parties named herein and their respective successors and permitted assigns. No Party may assign either this Agreement or any of his or its rights, interests, or obligations hereunder without the prior written approval of the other Parties.

         (e) COUNTERPARTS. This Agreement may be executed in one or more counterparts and/or by facsimile, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

         (f) HEADINGS. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

         (g) NOTICES. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

If to WellComm;                           John Blazek
         WellComm Principals or           3333 N. 107th
         WellComm Representative:         Omaha, NE  68134

Copy to:                                  Koley Jessen P.C.
                                          One Pacific Place
                                          1125 South 103 Street
                                          Omaha, NE 68124

                                          Fax No. (402) 390-9005
                                          Attention: Michael M. Hupp, Esq. and
                                          Matthew D. Maser, Esq.

If to I-trax:                             I-trax, Inc.
                                          One Logan Square
                                          130 N. 18th Street, Suite 2615
                                          Philadelphia, PA 19103
                                          Fax No.  (215) 557-7828
                                          Attention: Frank A. Martin, CEO
                                          and Yuri Rozenfeld, Esq.

Copy to: Ballard Spahr Andrews & Ingersoll, LLP 1735 Market Street, 51st Floor Philadelphia, PA 19103
                                          Fax No.  (215) 864-8999
                                          Attention: Justin P.  Klein, Esq.

If to the Process Agent:                  Corporate Trust Center
                                          1209 Orange Street
                                          Wilmington, DE 19801


         Any Party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any Party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other Parties notice in the manner herein set forth.

         (h) GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the Illinois Business Corporation Act as to matters explicitly within the scope thereof, and as to all other matters shall be governed by and construed in accordance with in accordance with the domestic laws of the Delaware General Corporation Law without giving effect to any choice or conflict of law provision or rule (whether of the State of Delaware, the State of Illinois or Commonwealth of Pennsylvania or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware or the State of Illinois, as may be required by this Section 10(h).

         (i) AMENDMENTS AND WAIVERS. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by each Party hereto. No waiver by any Party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

         (j) SEVERABILITY. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

         (k) EXPENSES. Each Party will bear his, her or its own costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby. To the extent not paid prior to Closing, WellComm and WellComm Principals shall cause all of their costs and expenses incurred prior to the Closing to be invoiced immediately prior to the Closing.

         (l) CONSTRUCTION. The Parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the Parties and no presumption or burden of proof shall arise favoring or disfavoring any Party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context requires otherwise. The word "including" shall mean including without limitation. The Parties intend that each representation, warranty, and covenant contained herein shall have independent significance. If any Party has breached any representation, warranty, or covenant contained herein in any respect, the fact that there exists another representation, warranty, or covenant relating to the same subject matter (regardless of the relative levels of specificity) which the Party has not breached shall not detract from or mitigate the fact that the Party is in breach of the first representation, warranty, or covenant.

         (m) INCORPORATION OF EXHIBITS, ANNEXES, AND SCHEDULES. The Exhibits, Annexes, and Schedules identified in this Agreement are incorporated herein by reference and made a part hereof.

         (n) SPECIFIC PERFORMANCE. Each of the Parties acknowledges and agrees that the other Parties would be damaged irreparably in the event any of the provisions of this Agreement are not performed in accordance with their specific terms or otherwise are breached. Accordingly, each of the Parties agrees that the other Parties shall be entitled to an injunction or injunctions to prevent breaches of the provisions of this Agreement and to enforce specifically this Agreement and the terms and provisions hereof in any action instituted in any court of the United States or any state thereof having jurisdiction over the Parties and the matter (subject to the provisions set forth in Section 10(o) below), in addition to any other remedy to which they may be entitled, at law or in equity.

         (o) SUBMISSION TO JURISDICTION. Each of the Parties submits to the jurisdiction of any state or federal court sitting in the State of Delaware, in any action or proceeding arising out of or relating to this Agreement and agrees that all claims in respect of the action or proceeding may be heard and determined in any such court. Each of the Parties waives any defense of inconvenient forum to the maintenance of any action or proceeding so brought and waives any bond, surety, or other security that might be required of any other Party with respect thereto. Each Party appoints CT Corporation (the "PROCESS AGENT") as his, her or its agent to receive on his, her or its behalf service of copies of the summons and complaint and any other process that might be served in the action or proceeding. Any Party may make service on any other Party by sending or delivering a copy of the process (i) to the Party to be served at the address and in the manner provided for the giving of notices in Section 10(g) above or (ii) to the Party to be served in care of the Process Agent at the address and in the manner provided for the giving of notices in Section 10(g) above. Nothing in this Section 10(o), however, shall affect the right of any Party to bring any action or proceeding arising out of or relating to this Agreement in any other court or to serve legal process in any other manner permitted by law or at equity. Each Party agrees that a final judgment in any action or proceeding so brought shall be conclusive and may be enforced by suit on the judgment or in any other manner provided by law or at equity.

         IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the date first above written.

                                          I-TRAX, INC.


                                          By:____________________________
                                                   Frank A. Martin
                                                   Chief Executive Officer



                                          WC ACQUISITION, INC.


                                          By:____________________________
                                                   Frank A. Martin
                                                   Chief Executive Officer



                                          WELLCOMM GROUP, INC.


                                          By:____________________________
                                                   Carol Rehtmeyer
                                                   President



                                          -------------------------------
                                          JOHN BLAZEK



                                          -------------------------------
                                          CAROL REHTMEYER

                                  I-TRAX, INC.
                              WC ACQUISITION, INC.
                                ONE LOGAN SQUARE
                         130 N. 18TH STREET, SUITE 2615
                             PHILADELPHIA, PA 19103



                                                                February 5, 2002

WellComm Group, Inc.
John Blazek
Carol Rehtmeyer
3333 N. 107th
Omaha, NE  68134


         RE: MERGER AGREEMENT DATED AS OF JANUARY 28, 2002 BY AND AMONG I-TRAX, INC., WC ACQUISITION, INC., WELLCOMM GROUP, INC. AND EACH OF JOHN BLAZEK AND CAROL REHTMEYER

Ladies and Gentlemen:

         Reference is made to the above referenced Merger Agreement ("MERGER AGREEMENT"). Capitalized terms used herein and not otherwise defined herein shall have the meaning given to such terms in the Merger Agreement.

         On the date hereof the Parties are affecting the Closing of the Merger. In connection with the Closing and as a condition thereto, the Parties hereby desire to amend the Merger Agreement in the manner provided below. Accordingly, the Parties, intending to be legally bound, hereby acknowledge and agree as follows:

         1. Section 2(e)(ii) of the Merger Agreement is hereby amended and restated to read in its entirety as follows:

         (ii) ARTICLES OF INCORPORATION. The Articles of Incorporation of WellComm in effect at and as of the Effective Time will remain the Articles of Incorporation of the Surviving Corporation without any modification or amendment in the Initial Merger.

         2. The first sentence of Section 2(k)(i) of the Merger Agreement is hereby amended by changing the reference therein from "February 4, 2002" to "February 6, 2002".

         3. I-trax hereby waives the condition to Closing set forth in Section 6(a)(ii) of the Merger Agreement.

         Except as set forth in this amendment, the Merger Agreement shall remain in full force and effect and references in the Merger Agreement to "this Agreement", "the Agreement", "hereunder", "herein", "hereof" and words of like effect shall mean the Merger Agreement as amended by this amendment. This amendment may be executed in one or more counterparts and/or by facsimile, all of which taken together shall constitute one instrument.


                   [SIGNATURES APPEAR ON THE FOLLOWING PAGE.]

         If this agreement is acceptable to WellComm and each of the WellComm Principals, please signify in the space provided below.

                                           Sincerely,



I-TRAX, INC.                              WC ACQUISITION, INC.



--------------------------------          --------------------------------
Name:                                     Name:
Title:                                    Title:



Accepted, Acknowledged
 and Agreed to:

WELLCOMM GROUP, INC.


By:____________________________
         Carol Rehtmeyer
         President


-------------------------------
JOHN BLAZEK



-------------------------------
CAROL REHTMEYER